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                                                            EXECUTION COPY


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                                CREDIT AGREEMENT


                                     AMONG

                                  HUMANA INC.,


               THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO



                                      AND


                                 CHEMICAL BANK,
                         AS AGENT AND AS CAF LOAN AGENT


                          DATED AS OF JANUARY 12, 1994


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                           TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS.....................................................  1

     1.1   Defined Terms....................................................  1
     1.2   Other Definitional Provisions.................................... 16

SECTION 2.  AMOUNT AND TERMS OF LOANS....................................... 17

     2.1   Revolving Credit Loans and Revolving Credit Notes................ 17
     2.2   CAF Loans and CAF Loan Notes..................................... 18
     2.3   Fees............................................................. 22
     2.4   Termination, Reduction or Extension of Commitments............... 23
     2.5   Optional Prepayments............................................. 25
     2.6   Conversion Options; Minimum Amount of Loans...................... 25
     2.7   Interest Rate and Payment Dates for Revolving
             Credit Loans................................................... 26
     2.8   Computation of Interest and Fees................................. 27
     2.9   Inability to Determine Interest Rate............................. 28
     2.10   Pro Rata Borrowings and Payments................................ 29
     2.11   Illegality...................................................... 30
     2.12   Requirements of Law............................................. 31
     2.13   Capital Adequacy................................................ 32
     2.14   Taxes........................................................... 32
     2.15   Indemnity....................................................... 34
     2.16   Application of Proceeds of Loans................................ 34
     2.17   Notice of Certain Circumstances; Assignment of
              Commitments Under Certain Circumstances....................... 34

SECTION 3. LETTERS OF CREDIT................................................ 35

     3.1    L/C Sublimit.................................................... 35
     3.2    Procedure for Issuance of Letters of Credit .................... 36
     3.3    Fees, Commissions and Other Charges............................. 36
     3.4    L/C Participation............................................... 37
     3.5    Reimbursement Obligation of the Borrower........................ 38
     3.6    Obligations Absolute............................................ 38
     3.7    Letter of Credit Payments....................................... 38
     3.8    Application..................................................... 39

SECTION 4.    REPRESENTATIONS AND WARRANTIES................................ 39

     4.1   Corporate Existence; Compliance with Law......................... 39
     4.2   No Legal Obstacle to Agreement; Enforceability................... 39
     4.3   Litigation....................................................... 40
     4.4   Disclosure....................................................... 40
     4.5   Defaults......................................................... 41
     4.6   Financial Condition.............................................. 41
     4.7   Changes in Condition............................................. 41
     4.8   Assets........................................................... 42
     4.9   Tax Returns...................................................... 42
     4.10  Contracts, etc................................................... 42
     4.11  Subsidiaries..................................................... 42
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     4.12  Burdensome Obligations........................................... 43
     4.13  Pension Plans.................................................... 43
     4.14  Environmental and Public and Employee Health and
              Safety Matters................................................ 43
     4.15  Federal Regulations.............................................. 44
     4.16  Investment Company Act; Other Regulations........................ 44
     4.17  Solvency......................................................... 44
     4.19  Business Activity................................................ 44
     4.20  Purpose of Loans................................................. 44

SECTION 5.  CONDITIONS...................................................... 44

     5.1   Conditions to the Closing Date................................... 44
     5.2   Conditions to Each Loan.......................................... 46

SECTION 6.  AFFIRMATIVE COVENANTS........................................... 47

     6.1   Taxes, Indebtedness, etc......................................... 47
     6.2   Maintenance of Properties; Maintenance of
               Existence.................................................... 47
     6.3   Insurance........................................................ 48
     6.4   Financial Statements............................................. 48
     6.5   Certificates; Other Information.................................. 50
     6.6   Compliance with ERISA............................................ 50
     6.7   Compliance with Laws............................................. 51
     6.8   Inspection of Property; Books and Records;
               Discussions.................................................. 51
     6.9   Notices.......................................................... 51
     6.10  Maintenance of Accreditation, Etc. .............................. 52
     6.11  Further Assurances............................................... 52

SECTION 7.  NEGATIVE COVENANTS.............................................. 53

     7.1   Financial Condition Covenants.................................... 53
     7.2   Limitation on Subsidiary Indebtedness............................ 53
     7.3   Limitation on Liens.............................................. 53
     7.4   Limitations on Fundamental Changes............................... 55
     7.5   Limitation on Sale of Assets..................................... 55
     7.6   Limitation on Distributions...................................... 56
     7.7   Transactions with Affiliates..................................... 56
     7.8   Sale and Leaseback............................................... 56
     7.9   Limitation on Negative Pledge Clauses............................ 57

SECTION 8.  DEFAULTS........................................................ 57

     8.1   Events of Default................................................ 57
     8.2   Annulment of Defaults............................................ 61
     8.3   Waivers.......................................................... 61
     8.4   Course of Dealing................................................ 61

SECTION 9.  THE AGENT....................................................... 61

     9.1   Appointment...................................................... 61
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      9.2  Delegation of Duties............................................. 62
      9.3  Exculpatory Provisions........................................... 62
      9.4  Reliance by Agent................................................ 62
      9.5  Notice of Default................................................ 63
      9.6  Non-Reliance on Agent and Other Banks............................ 63
      9.7  Indemnification.................................................. 64
      9.8  Agent and CAF Loan Agent in Its Individual Capacity.............. 64
      9.9  Successor Agent.................................................. 64

SECTION 10.  MISCELLANEOUS.................................................. 65

     10.1  Amendments and Waivers........................................... 65
     10.2  Notices.......................................................... 65
     10.3  No Waiver; Cumulative Remedies................................... 66
     10.4  Survival of Representations and Warranties....................... 66
     10.5  Payment of Expenses and Taxes; Indemnity......................... 67
     10.6  Successors and Assigns; Participations;
             Purchasing Banks............................................... 67
     10.7  Adjustments; Set-off............................................. 71
     10.8  Counterparts..................................................... 72
     10.9  GOVERNING LAW.................................................... 72
     10.10  WAIVERS OF JURY TRIAL........................................... 72
     10.11  Submission To Jurisdiction; Waivers............................. 72
     10.12  Confidentiality of Information.................................. 72
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SCHEDULES

SCHEDULE I       Commitment Amounts and Percentages; Lending
                   Offices; Addresses for Notice
SCHEDULE II      Applicable Margins
SCHEDULE III     Indebtedness
SCHEDULE IV      Subsidiaries of the Company
SCHEDULE V       Liens


EXHIBITS

EXHIBIT A        Form of Revolving Credit Note
EXHIBIT B        Form of Grid CAF Loan Note
EXHIBIT C        Form of Individual CAF Loan Note
EXHIBIT D        Form of CAF Loan Request
EXHIBIT E        Form of CAF Loan Offer
EXHIBIT F        Form of CAF Loan Confirmation Agreement
EXHIBIT G        Form of Commitment Transfer Supplement
EXHIBIT H        Form of Closing Certificate





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          CREDIT AGREEMENT, dated as of January 12, 1994, among HUMANA INC., a
Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent") and as CAF Loan agent (in such capacity, the "CAF Loan Agent").

         The parties hereto hereby agree as follows:

         SECTION 1.  DEFINITIONS

                1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                 "Additional Bank": as defined in subsection 2.4(d).

                 "Admitted Asset": with respect to any HMO Subsidiary or Insurance Subsidiary, any asset of such HMO subsidiary or Insurance Subsidiary which qualifies as an "admitted asset" (or any like item) under the applicable Insurance Regulations and HMO Regulations.

                 "Affiliate": (a) any director or officer of any corporation or partner or joint venturer or Person holding a similar position in another Person or members of their families, whether or not living under the same roof, or any Person owning beneficially more than 5% of the outstanding common stock or other evidences of beneficial interest of the Person in question, (b) any Person of which any one or more of the Persons described in clause (a) above is an officer, director or beneficial owner of more than 5% of the shares or other beneficial interest and (c) any Person controlled by, controlling or under common control with the Person in question.

                 "Aggregate Outstanding Extensions of Credit": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Bank then outstanding and (b) such Bank's Commitment Percentage of the L/C Obligations then outstanding.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime
         Rate to be effective on the date such change is publicly announced); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal three-month certificates of deposit in the secondary market in Dollars in New York City and in an amount of $100,000 or more; "C/D Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical Bank to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chemical Bank in the United States; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "Alternate Base Rate Loans": Revolving Credit Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                 "Applicable LIBOR Auction Advance Rate": in respect of any CAF Loan requested pursuant to a LIBOR Auction Advance Request, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Loan and ending on the maturity date thereof which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Working Days prior to the beginning of such period.

                 "Applicable Margin": for each Type of Revolving Credit Loan during a Level I Utilization Period, Level II Utilization Period or Level III Utilization Period, the rate per annum set forth under the relevant column heading in Schedule II. Increases or decreases in the Applicable Margin shall become effective on the first day of the Level I Utilization Period, Level II Utilization Period or Level III Utilization Period, as the case may be, to which such Applicable Margin relates.

                 "Application": any application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

                 "Available Commitments": at a particular time, an amount equal to the difference between (a) the amount of the Commitments at such time and (b) the Aggregate Outstanding Extensions of Credit at such time.

                 "Bank Obligations":  as defined in subsection 8.1.

                 "Benefitted Bank":  as defined in subsection 10.7.

                 "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.1(c) or 2.2(b) as a date on which the Company requests the Banks to make Revolving Credit Loans or CAF Loans, as the case may be, hereunder.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "CAF Loan": each CAF Loan made pursuant to subsection 2.2; the aggregate amount advanced by a CAF Loan Bank pursuant to subsection 2.2 on each CAF Loan Date shall constitute one or more CAF Loans, as specified by such CAF Loan Bank pursuant to subsection 2.2(b)(vi).

                 "CAF Loan Assignee":  as defined in subsection 10.6(c).

                 "CAF Loan Assignment": any assignment by a CAF Loan Bank to a CAF Loan Assignee of a CAF Loan and related Individual CAF Loan Note; any such CAF Loan Assignment to be registered in the Register must set forth, in respect of the CAF Loan Assignee thereunder, the full name of such CAF Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of subsection 10.6(c) and subsection 10.6(h) to the same extent as any Bank.

                 "CAF Loan Banks": Banks from time to time designated as CAF Loan Banks by the Company by written notice to the CAF Loan Agent (which notice the CAF Loan Agent shall transmit to each such CAF Loan
         Bank).

                 "CAF Loan Confirmation": each confirmation by the Company of its acceptance of one or more CAF Loan Offers, which CAF Loan Confirmation shall be substantially in the form of Exhibit F and shall be delivered to the CAF Loan Agent in writing or by facsimile transmission.

                 "CAF Loan Date": each date on which a CAF Loan is made pursuant to subsection 2.2.

                 "CAF Loan Note": a Grid CAF Loan Note or an Individual CAF Loan Note.

                 "CAF Loan Offer": each offer by a CAF Loan Bank to make one or more CAF Loans pursuant to a CAF Loan Request, which CAF Loan Offer shall contain the information specified in Exhibit E and shall be delivered to the CAF Loan Agent by telephone, immediately confirmed by facsimile transmission.

                 "CAF Loan Request": each request by the Company for CAF Loan Banks to submit bids to make CAF Loans, which shall contain the information in respect of such requested CAF Loans specified in Exhibit D and shall be delivered to the CAF Loan Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

              "Change in Control": of any corporation, (a) any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the

         Company, that shall acquire more than 50% of the Voting Stock of such corporation or (b) any Person or group (as defined in preceding clause
         (a)), other than the Company, that shall acquire more than 20% of the Voting Stock of such corporation and, at any time following an acquisition described in this clause (b), the Continuing Directors shall not constitute a majority of the board of directors of such corporation.

                 "Chemical Bank": Chemical Bank, a New York banking corporation.

                 "Closing Date": the date on which all of the conditions precedent for the Closing Date set forth in subsection 5.1 shall have been fulfilled.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Commitment": as to any Bank, its obligation to make Revolving Credit Loans to the Company pursuant to subsection 2.1(a) and/or issue or participate in Letters of Credit issued on behalf of the Company in an aggregate principal amount and/or face amount not to exceed at any one time outstanding the amount set forth opposite such Bank's name in
         Schedule I, as such amount may be reduced or increased from time to time as provided herein.

                 "Commitment Percentage": as to any Bank, the percentage of the aggregate Commitments constituted by such Bank's Commitment.

                 "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                 "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Exhibit G.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
         Section 414 of the Code.

                 "Consolidated Assets": the consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP.

                 "Consolidated Earnings Before Interest and Taxes": for any period for which the amount thereof is to be determined, Consolidated Net Income for such period plus all amounts deducted in computing such Consolidated Net Income in respect of Consolidated Interest Expense and income taxes, all determined in accordance with GAAP.

                 "Consolidated Interest Expense": for any period for which the amount thereof is to be determined, all amounts deducted in computing Consolidated Net Income for such period in respect of interest expense on Indebtedness determined in accordance with GAAP.

                 "Consolidated Net Income": for any period, the consolidated net income, if any, after taxes, of the Company and its Subsidiaries for such period determined in accordance with GAAP.

                 "Consolidated Net Tangible Assets": means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

                 "Consolidated Net Worth": Consolidated Assets of the Company and its Subsidiaries less the following:

                          (a) the amount, if any, at which any treasury stock appears on the assets side of the balance sheet;

                          (b) an amount equal to all amounts which appear or should appear as a credit on the balance sheet of the Company in respect of any class or series of preferred stock of the Company; and

                          (c) all liabilities which in accordance with GAAP should be reflected as liabilities on such consolidated balance sheet, but in any event including all Indebtedness.

                 "Consolidated Total Debt": the aggregate of all Indebtedness (including the current portion thereof) of the Company and its Subsidiaries on a consolidated basis.

                 "Continuing Bank": as defined in subsection 2.4(c).

                 "Continuing Director": any member of the Board of Directors of the Company who is a member of such Board on the date of this Agreement, and any Person who is a member of such Board and whose nomination as a director was approved by a majority of the Continuing Directors then on such Board.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Control Group Person": any Person which is a member of the controlled group or is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

                 "Default": any of the events specified in subsection 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Distribution": (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company other than dividends payable solely in shares of common stock of the Company; (b) the purchase, redemption or other acquisition of any shares of any class of Capital Stock of the Company directly or indirectly through a Subsidiary or otherwise; and (c) any other distribution on or in respect of any shares of any class of Capital Stock of the Company.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Domestic Lending Office": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining Alternate Base Rate Loans.

                 "Effective Date":  as defined in subsection 2.4(b).

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency

         Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "Eurodollar Lending Office": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

                 "Eurodollar Loans": Revolving Credit Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Agent by the Reference Banks as the rate at which each of their Eurodollar Lending Offices is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are then being conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period.

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans having the same Interest Period (whether or not originally made on the same day).

                 "Event of Default": any of the events specified in subsection 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

                 "Financing Lease": any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                 "Fixed Rate Auction Advance Request": any CAF Loan Request requesting the CAF Loan Banks to offer to make CAF Loans at a fixed rate (as opposed to a rate composed of the Applicable LIBOR Auction Advance Rate plus or minus a margin).

                 "GAAP": (a) with respect to determining compliance by the Company with the provisions of subsections 7.1, 7.2 and 7.5, generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 4.6 and (b) with respect to the financial statements referred to in subsection 4.6 or the furnishing of financial statements pursuant to subsection 6.4 and otherwise, generally accepted accounting principles in the United States of America from time to time in effect.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Grid CAF Loan Note": as defined in subsection 2.2(f).

                 "Guarantee Obligation": any arrangement whereby credit is extended to one party on the basis of any promise of another, whether that promise is expressed in terms of an obligation to pay the Indebtedness of another, or to purchase an obligation owed by that other, to purchase assets or to provide funds in the form of lease or other types of payments under circumstances that would enable that other to discharge one or more of its obligations, whether or not such arrangement is listed in the balance sheet of the obligor or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

                 "Headquarters": the principal executive offices of the Company located at 500 West Main Street, Louisville, Kentucky 40202.

                 "HMO": a health maintenance organization doing business as such (or required to qualify or to be licensed as such) under HMO Regulations.

                 "HMO Regulation": all laws, regulations, directives and administrative orders applicable under federal or state law to health maintenance organizations and any regulations, orders and directives promulgated or issued pursuant thereto.

                 "HMO Regulator": any Person charged with the administration, oversight or enforcement of an HMO Regulation.

                 "HMO Subsidiary": any Subsidiary of the Company that is now or hereafter an HMO.

                 "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases,

         (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person in excess of $1,000,000, (d) all liabilities secured by any Lien on any property owned by the Company or any Subsidiary even though such Person has not assumed or otherwise become liable for the payment thereof and (e) all Guarantee Obligations relating to any of the foregoing in excess of $1,000,000.

                 "Individual CAF Loan Note": as defined in subsection 2.2(g).

                 "Insolvency" or "Insolvent": at any particular time, a Multiemployer Plan which is insolvent within the meaning of Section 4245 of ERISA.

                 "Insurance Regulation": any law, regulation, rule, directive or order applicable to an insurance company.

                 "Insurance Regulator": any Person charged with the administration, oversight or enforcement of any Insurance Regulation.

                 "Insurance Subsidiary": any Subsidiary of the Company that is now or hereafter doing business (or required to qualify or to be licensed) under Insurance Regulations.

                 "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after Alternate Base Rate Loans are made or Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period.

                 "Interest Period": with respect to any Eurodollar Loans:

                          (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter (or, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company in its notice of borrowing as provided in subsection 2.1(c) or its notice of conversion as provided in subsection 2.6(a), as the case may be; and

                          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter (or, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (1)   if any Interest Period pertaining to a
                 Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (2) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Loan;

                          (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                          (4) any interest period pertaining to a Eurodollar Loan that would otherwise end after the Termination Date shall end on the Termination Date; and

                          (5) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Issuing Bank": Chemical Bank, in its capacity as issuer of any Letter of Credit.

                 "L/C Fee Payment Date": the last day of each March, June, September and December.

                 "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                 "L/C Participants": the collective reference to all the Banks other than the Issuing Bank.

                 "L/C Sublimit":  $75,000,000.

                 "Letters of Credit": as defined in  subsection  3.1(a).

                 "Level I Utilization Period": at a particular time, any six-month period (or, at any time which is prior to the date which is six-months after the Closing Date, such shorter period) ending at such time during which the average daily Aggregate Outstanding Extensions of Credit of all Banks is less than 33-1/3% of the aggregate amount of the average daily Commitments of all Banks.

                 "Level II Utilization Period": at a particular time, any six-month period (or, at any time which is prior to the date which is six months after the Closing Date, such shorter period) ending at such time during which the average daily Aggregate Outstanding Extensions of Credit of all Banks is greater than or equal to 33-1/3% of the aggregate amount of the average daily Commitments of all Banks but less than 66-2/3% of the aggregate amount of the average daily Commitments of all Banks.

                 "Level III Utilization Period": at a particular time, any six-month period (or, at any time which is prior to the date which is six months after the Closing Date, such shorter period) ending at such time during which the average daily Aggregate Outstanding Extensions of Credit of all Banks is greater than or equal to 66-2/3% of the aggregate amount of the average daily Commitments of all Banks.

                 "Leverage Ratio": at the last day of any full fiscal quarter of the Company, the ratio of (a) all Indebtedness of the Company and its Subsidiaries outstanding on such date to (b) Consolidated Net Income for the period of four fiscal quarters of the Company ended on such day plus, to the extent deducted from earnings in determining such Consolidated Net Income, Consolidated Interest Expense, income taxes, depreciation and amortization.

                 "LIBOR Auction Advance Request": any CAF Loan Request requesting the CAF Loan Banks to offer to make CAF Loans at an interest rate equal to the Applicable LIBOR Auction Advance Rate plus or minus a margin.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

                 "Loan": any loan made by any Bank pursuant to this Agreement.

                 "Loan Documents": this Agreement, the Notes and the Applications.

                 "Majority Banks": (a) during the Commitment Period, Banks whose Commitment Percentages aggregate at least 51% and (b) after the Commitments have expired or been terminated, Banks whose outstanding Loans represent in the aggregate 51% of all outstanding Loans.

                 "Material Adverse Effect": any material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the rights and remedies of the Banks with respect to the Company and its Subsidiaries under any of the Loan Documents.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Note": any Revolving Credit Note or CAF Loan Note.

                 "Participants":  as defined in subsection 10.6(b).

                 "Payment Sharing Notice": a written notice from the Company, or any Bank, informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments thereafter received from the Company in accordance with subsection 2.10(c).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Control Group Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Purchasing Banks": as defined in subsection 10.6(d).

                 "Reference Banks": Chemical Bank, The Chase Manhattan Bank, N.A. and Citibank, N.A.

                 "Register":  as defined in subsection 10.6(e).

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

                 "Reimbursement Obligation": the obligation of the Company to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. subsection 2615.

                 "Requested Termination Date": as defined in subsection 2.4(b).

                 "Required Banks": (a) during the Commitment Period, Banks whose Commitment Percentages aggregate at least 66-2/3% and (b) after the Commitments have expired or been terminated, Banks whose outstanding Loans represent in the aggregate 66-2/3% of all outstanding Loans.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chief executive officer, the president, any executive or senior vice president or vice president of the Company, the chief financial officer, treasurer or controller of the Company.

                 "Revolving Credit Loans": as defined in subsection 2.1(a).

                 "Revolving Credit Notes": as defined in subsection 2.1(b).

                 "Significant Subsidiary": means, at any particular time, any Subsidiary of the Company having total assets of $5,000,000 or more at that time.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent": with respect to any Person (or group of Persons) on a particular date, that on such date (i) the fair value of the property of such Person (or group of Persons) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (or group of Persons), (ii) the present fair salable value of the assets of such Person (or group of Persons) is not less than the amount that will be required to pay the probable liability of such Person (or group of Persons) on its debts as they become absolute and matured, (iii) such Person (or group of Persons) is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business,
         (iv) such Person (or group of Persons) does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's (or group of Person's) ability to pay as such debts and liabilities mature, (v) such Person (or group of Persons) is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's (or group of Person's) property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person (or group of Persons) is engaged and (vi) such Person (or group of Persons) is solvent under all applicable HMO Regulations and Insurance Regulations. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Standby Letter of Credit":  as defined in subsection 3.1(a).

                 "Subsidiary": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                 "Taxes":  as defined in subsection 2.14.

                 "Terminating Bank": as defined  in  subsection  2.4(c).

                 "Termination Date": the third anniversary of the Closing Date (or, if such date is not a Business Day, the next succeeding Business
         Day), or such other Business Day to which the Termination Date may be changed pursuant to subsection 2.4).

                 "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

                "Transferee":  as defined in subsection 10.6(g).

                 "Type": as to any Revolving Credit Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "Voting Stock": of any corporation, shares of capital stock or other securities of such corporation entitled to vote generally in the election of directors of such corporation.

                 "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2.   AMOUNT AND TERMS OF LOANS

              2.1 Revolving Credit Loans and Revolving Credit Notes. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make loans ("Revolving Credit Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the Commitment of such Bank, provided that the Aggregate Outstanding Extensions of Credit of all Banks shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.1 (c). Eurodollar Loans shall be made and maintained by each Bank at its Eurodollar Lending Office, and Alternate Base Rate Loans shall be made and maintained by each Bank at its Domestic Lending Office.

              (b) The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and evidencing the obligation of the Company to pay a principal amount equal to the amount of the initial Commitment of such Bank or, if a lesser amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made or converted by such Bank, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date, and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.7.

              (c) The Company may borrow under the Commitments during the Commitment Period on any Working Day if the borrowing is of Eurodollar Loans or on any Business Day if the borrowing is of Alternate Base Rate Loans; provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent (i) prior to 11:30 A.M., New York City time three

Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of Alternate Base Rate Loans), specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans, or a combination thereof, and (D) if the borrowing is to be entirely or partly of Eurodollar Loans, the length of the Interest Period therefor. Each borrowing pursuant to the Commitments shall be in an aggregate principal amount equal to the lesser of (i) $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the then Available Commitments. Upon receipt of such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 10.2 prior to 12:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Revolving Credit Loans will then be made available to the Company by the Agent at such office of the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks.

             2.2  CAF Loans and CAF Loan Notes.   (a) The Company may borrow
CAF Loans from time to time on any Business Day (in the case of CAF Loans made pursuant to a Fixed Rate Auction Advance Request) or any Working Day (in the case of CAF Loans made pursuant to a LIBOR Auction Advance Request) during the period from the Closing Date until the date occurring 14 days prior to the Termination Date in the manner set forth in this subsection 2.2 and in amounts such that the Aggregate Outstanding Extensions of Credit of all Banks at any time shall not exceed the aggregate amount of the Commitments at such time.

             (b) (i) The Company shall request CAF Loans by delivering a CAF Loan Request to the CAF Loan Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date (in the case of a LIBOR Auction Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Auction Advance Request). Each CAF Loan Request may solicit bids for CAF Loans in an aggregate principal amount of $10,000,000 or an integral multiple thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than 7 days nor more than 360 days after the Borrowing Date therefor (and in any event not after the Termination Date). The CAF Loan Agent shall promptly notify each CAF Loan Bank by facsimile transmission of the contents of each CAF Loan Request received by it.

             (ii) In the case of a LIBOR Auction Advance Request, upon receipt of notice from the CAF Loan Agent of the contents of such CAF Loan Request, any CAF Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Loans at the Applicable LIBOR Auction Advance Rate plus or minus a margin for each such CAF Loan determined by such CAF Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a CAF Loan Offer to the CAF Loan Agent, before 9:30 A.M., New York City time, three Working Days before the proposed Borrowing Date, setting forth the maximum amount of CAF Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bank would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such CAF Loan Bank's Commitment) and the margin above the Applicable LIBOR Auction Advance Rate at which such CAF Loan Bank is willing to make each such CAF Loan; the CAF Loan Agent shall advise the Company before 10:00 A.M., New York City time, three Working Days before the proposed Borrowing Date of the contents of each such CAF Loan Offer received by it. If the CAF Loan Agent in its capacity as a CAF Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its CAF Loan Offer before 9:00 A.M., New York City time, three Working Days before the proposed Borrowing Date.

         (iii) In the case of a Fixed Rate Auction Advance Request, upon receipt of notice from the Agent of the contents of such CAF Loan Request, any CAF Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Loans at a rate or rates of interest for each such CAF Loan determined by such CAF Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a CAF Loan Offer to the CAF Loan Agent, before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth the maximum amount of CAF Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such CAF Loan Bank would be willing to make (which amounts may, subject to subsection 2.2 (a), exceed such CAF Loan Bank's Commitment) and the rate or rates of interest at which such CAF Loan Bank is willing to make each such CAF Loan; the CAF Loan Agent shall advise the Company before 10:15 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Loan Offer received by it. If the CAF Loan Agent or any affiliate thereof in its capacity as a CAF Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its CAF Loan Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

         (iv) The Company shall before 11:00 A.M., New York City time, three Working Days before the proposed Borrowing Date (in the case of CAF Loans requested by a LIBOR Auction Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Loans requested by a Fixed Rate Auction Advance Request) either, in its absolute discretion:

                (A) cancel such CAF Loan Request by giving the CAF Loan Agent telephone notice to that effect, or

                (B) accept one or more of the offers made by any CAF Loan Bank or CAF Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the CAF Loan Agent (immediately confirmed by delivery to the CAF Loan Agent of a CAF Loan Confirmation) of the amount of CAF Loans for each relevant maturity date to be made by each CAF Loan Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the CAF Loan offer of such CAF Loan Bank, and for all maturity dates included in such CAF Loan Offer shall be equal to or less than the aggregate maximum amount specified in such CAF Loan offer for all such maturity dates) and reject any remaining offers made by CAF Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be; provided, however, that (x) the Company may not accept offers for CAF Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Loan Request, (y) if the Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and (z) if two or more CAF Loan Banks submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to borrow the total amount offered by such CAF Loan Banks with such identical pricing, the Company shall accept offers from all of such CAF Loan Banks in amounts allocated among them pro rata according to the amounts offered by such CAF Loan Banks (or as nearly pro rata as shall be practicable after giving effect to the requirement that CAF Loans made by a CAF Loan Bank on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof provided that if the number of CAF Loan Banks that submit offers for any maturity date at identical pricing is such that, after the Company accepts such offers pro rata in accordance with the foregoing, the CAF Loans to be made by such CAF Loan Banks would be less then $5,000,000 principal amount, the number of such CAF Loan Banks shall be reduced by the CAF Loan Agent by lot until the CAF Loans to be made by such remaining CAF Loan Banks would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

              (v) If the Company notifies the CAF Loan Agent that a CAF Loan Request is cancelled pursuant to clause (iv)(A) above, the CAF Loan Agent shall give prompt, but in no event more then one hour later, telephone notice thereof to the CAF Loan Banks, and the CAF Loans requested thereby shall not be made.

             (vi) If the Company accepts pursuant to clause (iv)(B) above one or more of the offers made by any CAF Loan Bank or CAF Loan Banks, the CAF Loan Agent shall promptly, but in no event more than one hour later, notify each CAF Loan Bank which has made such an offer of the aggregate amount of such CAF Loans to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such CAF Loan Bank. Each CAF Loan Bank which is to make a CAF Loan shall, before 12:00 Noon, New York City time, on the Borrowing Date specified in the CAF Loan Request applicable thereto, make available to the Agent at its office set forth in subsection 10.2 the amount of CAF Loans to be made by such CAF Loan Bank, in immediately available funds. The Agent will make such funds available to the Company as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such Borrowing Date and the respective maturity dates thereof.

             (c) Within the limits and on the conditions set forth in this subsection 2.2, the Company may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

             (d) The Company shall repay to the Agent for the account of each CAF Loan Bank which has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by the Company for repayment of such CAF Loan in the related CAF Loan Request) the then unpaid principal amount of such CAF Loan. The Company shall not have the right to prepay any principal amount of any CAF Loan.

             (e) The Company shall pay interest on the unpaid principal amount of each CAF Loan from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360-day year for actual days elapsed), payable on the interest payment date or dates specified by the Company for such CAF Loan in the related CAF Loan Request as provided in the CAF Loan Note evidencing such CAF Loan. If all or a portion of the principal amount of any CAF Loan or any interest or other amount payable hereunder in respect thereof shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the CAF Loan Note evidencing such CAF Loan until the scheduled maturity date with respect thereto as set forth in the CAF Loan Note evidencing such CAF Loan, and for each day thereafter at rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment).

            (f) The CAF Loans made by each CAF Loan Bank shall be evidenced initially by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions (a "Grid CAF Loan Note"), payable to the order of such CAF Loan Bank and representing the obligation of the Company to pay the unpaid principal amount of all CAF Loans made by such CAF Loan Bank, with interest on the unpaid principal amount from time to time outstanding of each CAF Loan evidenced thereby as prescribed in subsection 2.2 (e). Each
CAF Loan Bank is hereby authorized to record the date and amount of each CAF Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Grid CAF Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any Grid CAF Loan Note. Each Grid CAF Loan Note shall be dated the Closing Date and each CAF Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.2(e).

            (g) Amounts advanced by a CAF Loan Bank pursuant to this subsection 2.2 on a Borrowing Date which have the same maturity date and interest rate shall be deemed to constitute one CAF Loan so long as such amounts remain evidenced by the Grid CAF Loan Note of such CAF Loan Bank; any such CAF Loan Bank that wishes such amounts to constitute more than one CAF Loan and to have each such CAF Loan evidenced by a separate promissory note payable to such CAF Loan Bank, substantially in the form of Exhibit C with appropriate insertions as to Borrowing Date, principal amount and interest rate (an "Individual CAF Loan Note"), shall notify the CAF Loan Agent and the Company by facsimile transmission of the respective principal amounts of the CAF Loans (which principal amounts shall not be less than $5,000,000 for any of such CAF Loans) to be evidenced by each such Individual CAF Loan Note. Not later than three Business Days after receipt of such notice, the Company shall deliver to such CAF Loan Bank an Individual CAF Loan Note payable to the order of such CAF Loan Bank in the principal amount of each such CAF Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual CAF Loan Note, such CAF Loan Bank shall endorse on the schedule attached to its Grid CAF Loan Note the transfer of such CAF Loan from Grid CAF Loan Note to such Individual CAF Loan Note.

              2.3 Fees. (a) The Company agrees to pay to the Agent, for the account of each Bank, a facility fee computed at the rate of .175% per annum on the average daily amount of the Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June,

September and December and on any earlier date on which the Commitments shall terminate as provided herein and the Revolving Credit Loans shall have been repaid in full, commencing on the first of such dates to occur after the date hereof.

              (b) The Company agrees to pay to the Agent the other fees in the amounts, and on the dates, agreed to by the Company and the Agent in the fee letter, dated November 29, 1993, between the Agent and the Company.

              2.4  Termination, Reduction or Extension of Commitments.   (a)
The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce ratably the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans, when added to the then L/C Obligations, would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Commitments then in effect.

               (b) The Company may request, in a notice given as herein provided to the Agent and each of the Banks not less than 90 days and not more than 120 days prior to the second anniversary of the Closing Date, that the Termination Date be extended, which notice shall specify that the requested extension is to be effective (the "Effective Date") on the second anniversary of the Closing Date, and that the new Termination Date to be in effect following such extension (the "Requested Termination Date") is to be the fifth anniversary of the Closing Date. Each Bank shall, not later than 30 days following such notice, notify the Company and the Agent of its election to extend or not to extend the Termination Date with respect to its Commitment. The Company may, not later than 15 days following such notice from the Banks, revoke its request to extend the Termination Date. If the Required Banks elect to extend the Termination Date with respect to their Commitments and the Company has not revoked its request to extend the Termination Date, then, subject to the provisions of this subsection 2.4, the Termination Date shall be extended for two years. Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to extend the Termination Date with respect to its Commitment shall be revocable by such Bank in its sole and absolute discretion at any time prior to the Effective Date. Any Bank which shall not notify the Company and the Agent of its election to extend the Termination Date within 30 days following such notice shall be deemed to have elected not to extend the Termination Date with respect to its Commitment.

              (c) Provided that the Required Banks shall have elected to extend their Commitments as provided in this subsection 2.4, if any Bank shall timely notify the Company and the Agent pursuant to subsection 2.4 (b) of its election not to extend its Commitment or its revocation of any extension, or shall be deemed to have elected not to extend its Commitments, (any such Bank being called a "Terminating Bank"), then the remaining Banks (the "Continuing Banks") or any of them shall have the right (but not the obligation), upon notice to the Company and the Agent not later than 30 Business Days preceding the Effective Date to increase their Commitments, by an amount up to, in the aggregate, the Commitments of any Terminating Banks. If, in the aggregate, any of the Remaining Banks elect to increase their Commitments by an amount in excess of the aggregate Commitments of the Terminating Banks, then the Commitment of each such Bank shall be increased pro rata on the relative basis of the amount of increase it so elected such that the aggregate amount of all such increases shall be equal to the aggregate Commitments of the Terminating Banks. Each increase in the Commitment of a Continuing Bank shall be evidenced by a written instrument executed by such Continuing Bank, the Company and the Agent, and shall take effect on the Effective Date. Notwithstanding any provision of this Agreement to the contrary, any notice by any Continuing Bank of its willingness to increase its Commitment as provided in this subsection 2.4(c) shall be revocable by such Bank in its sole and absolute discretion at any time prior to the Effective Date.

              (d) In the event the aggregate Commitments of any Terminating Banks shall exceed the aggregate amount by which the Continuing Banks have agreed to increase their Commitments pursuant to subsection 2.4(c), the Company may, with the approval of the Agent, designate one or more other banking institutions willing to extend Commitments until the Requested Termination Date in an aggregate amount not greater than such excess. Any such banking institution (an "Additional Bank") shall, on the Effective Date, execute and deliver to the Company and the Agent a Commitment Transfer Supplement, satisfactory to the Company and the Agent, setting forth the amount of such Additional Bank's Commitment and containing its agreement to become, and to perform all the obligations of, a Bank hereunder, and the Commitment of such Additional Bank shall become effective on the Effective Date. Notwithstanding any provision of this Agreement to the contrary, any notice by any Additional Bank of its willingness to become a Bank hereunder shall be revocable by such Additional Bank in its sole and absolute discretion at any time prior to the Effective Date.

              (e) The Company shall deliver to each Continuing Bank and each Additional Bank, on the Effective Date, in exchange for the Notes held by such Bank, new Notes, maturing on the Requested Termination Date, in the principal amount of such Bank's Commitment after giving effect to the adjustments made pursuant to this subsection 2.4.

              (f) If the Required Banks shall have elected to extend their Commitments as provided in this subsection 2.4 and the Company has not revoked its request to extend the Termination Date as provided in this subsection 2.4, then (i) the Commitments of the Continuing Banks and any Additional Banks shall continue until the Requested Termination Date specified in the notice from the Company, and as to such Banks the term "Termination Date", as used herein shall mean such Requested Termination Date; (ii) the Commitments of any Terminating Bank shall continue until the Effective Date, and shall then terminate (as to any Terminating Bank, the term "Termination Date", as used herein, shall mean the Effective Date) upon the payment in full of the outstanding principal amount, together with accrued interest to such date and any other amounts owed by the Company to such Terminating Bank pursuant to any Loan Document of the Loans of such Terminating Bank; and (iii) from and after the Effective Date, the term "Banks" shall be deemed to include the Additional Banks and (except with respect to subsections 2.15 and 10.5 to the extent the rights under such subsections arise after the Termination Date in respect of Terminating Banks) to exclude the Terminating Banks.

              2.5 Optional Prepayments. The Company may on the last day of the relevant Interest Period if the Revolving Credit Loans to be prepaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Revolving Credit Loans to be prepaid are Alternate Base Rate Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple thereof, and may only be made if, after giving effect thereto, subsection 2.6(c) shall not have been contravened.

              2.6  Conversion Options; Minimum Amount of Loans.
(a) The Company may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election (given before 10:00 A.M., New York City time, on the date on which such notice is required), provided that any such conversion of Eurodollar Loans shall, subject to the fourth following sentence, only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election (given before 11:30 A.M., New York City time, on the date on which such notice is required). Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Promptly following the date on which such conversion being made each Bank shall take such action as is necessary to transfer its portion of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that, unless the Majority Banks otherwise agree, (i) no Revolving Credit Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof, and (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.6(c) shall not have bean contravened.

              (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 2.6(a); provided that, unless the Majority Banks otherwise agree, no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Banks promptly that such automatic conversion contemplated by this subsection 2.6 (b) will occur.

              (c) All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising any Eurodollar Tranche shall not be less than $10,000,000. At no time shall there be more than 6 Eurodollar Tranches.

              2.7  Interest Rate and Payment Dates for Revolving Credit Loans.
              (a) The Eurodollar Loans comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

              (b) Alternate Base Rate Loans shall bear interest for each day from and including the date thereof on the unpaid principal amount thereof at a rate per annum equal to the Altermate Base Rate plus the Applicable Margin.

              (c) If all or a portion of the (i) principal amount of any Loans, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% above the Alternate Base Rate, and any overdue interest or other amount payable hereunder shall bear interest at a rate per annum which is 2% above the Alternate Base Rate, in each case from the date of such non-payment until paid in full (after as well as before judgment). If all or a portion of the principal amount of any Loans shall not be paid when due (whether at stated maturity, by acceleration or otherwise), each Eurodollar Loan shall, unless the Majority Banks otherwise agree, be converted to an Alternate Base Rate Loan at the end of the last Interest Period with respect thereto.

              (d) Interest shall be payable in arrears on each Interest Payment Date.

              2.8  Computation of Interest and Fees.   (a)  Interest in respect
of Alternate Base Rate Loans shall be calculated on the basis of a (i) 365-day (or 366-day, as the case may be) year for the actual days elapsed when such Alternate Base Rate Loans are based on the Prime Rate, and (ii) a 360-day year for the actual days elapsed when based on the Base CD Rate or the Federal Funds Effective Rate. Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Alternate Base Rate or the Applicable Margin or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced, such Applicable Margin changes as provided herein or such change in or the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

              (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.7(a) or (c).

              (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or its Revolving Credit Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, then the Agent (after consultation with the Company and the Banks) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

              (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

              (e) Facility fees shall be computed on the basis of a 365-day year for the actual days elapsed.

              2.9  Inability to Determine Interest Rate.  In the event that:

              (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period;

             (ii) only one of the Reference Banks is able to obtain bids for its Dollar deposits for such Interest Period in the manner contemplated by the term "Eurodollar Rate"; or

            (iii) the Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Majority Banks that the interest rate determined pursuant to subsection 2.7(a) for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period;

with respect to (A) proposed Revolving Credit Loans that the Company has requested be made as Eurodollar Loans, (B) Eurodollar Loans that will result from the requested conversion of Alternate Base Rate Loans into Eurodollar Loans or (C) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give facsimile or telephonic notice of such determination to the Company and the Banks at least one day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such Loans or the last day of such Interest Period. If such notice is given (x) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (y) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, nor shall the Company have the right to convert Alternate Base Rate Loans to Eurodollar Loans. The Agent shall withdraw such notice upon its determination that the event or events which gave rise to such notice no longer exist.

             2.10  Pro Rata Borrowinqs and Payments.   (a)  Each borrowing by
the Company of Revolving Credit Loans shall be made ratably from the Banks in accordance with their Commitment Percentages.

             (b) Whenever any payment received by the Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Agent and the Banks under this Agreement and the Notes, and the Agent has not received a Payment Sharing Notice (or if the Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5(a), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable under subsection 2.3, ratably among the Banks in accordance with their Commitment Percentages; fourth, to the payment of interest then due and payable under the Notes, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and fifth, to the payment of the principal amount of the Notes which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

             (c) After the Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Agent under this Agreement or any Note shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of all amounts described in clauses first through third of the foregoing paragraph (b), in the order set forth therein; and second, to the payment of the interest accrued on and the principal amount of all of the Notes, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

             (d) all payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office set forth in subsection 10.2, in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the CAF Loans made pursuant to a LIBOR Auction Advance Request) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a CAF Loan made pursuant to a LIBOR Auction Advance Request becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

               (e) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing of Revolving Credit Loans on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.10 (e) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company.

               2.11 Illegality. Notwithstanding any other provisions herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Bank shall, within 30 Working Days after it becomes aware of such fact, notify the Company, through the Agent, of such fact, (b) the commitment of such Bank hereunder to make Eurodollar Loans or convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Bank's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods for such Revolving Credit Loans or within such earlier period as required by law. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent the adoption of or any change in any such Requirement of Law from becoming applicable to it.

             2.12  Requirements of Law.   (a)  If after the date hereof the
adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) after the date hereof from any central bank or other Governmental Authority:

             (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note, any Letter of Credit, any Application or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank of principal, facility fee, interest or any.other amount payable hereunder in respect of Revolving Credit Loans (except for changes in the rate of tax on the overall net income of such Bank);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by any amount which such Bank deems to be material, of making, renewing or maintaining advances or extensions of credit (including, without limitation, issuing or participating in Letters of Credit) or to reduce any amount receivable hereunder, in each case, in respect thereof, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.12(a), it shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent any such Requirement of Law or change from becoming applicable to it. This covenant shall survive the termination of this Agreement and payment of the outstanding Revolving Credit Notes and all other amounts payable hereunder.

              (b) In the event that after the date hereof a Bank is required to maintain reserves of the type contemplated by the definition of "Eurocurrency Reserve Requirements", such Bank may require the Company to pay, promptly after receiving notice of the amount due, additional interest on the related Eurodollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurocurrency Reserve Requirements over (ii) the applicable Eurodollar Rate. Any Bank wishing to require payment of any such additional interest on account of any of its Eurodollar Loans shall notify the Company no more than 30 Working Days after each date on which interest is payable on such Eurodollar Loan of the amount then due it under this subsection 2.12 (b), in which case such additional interest on such Eurodollar Loan shall be payable to such Bank at the place indicated in such notice. Each such notification shall be accompanied by such information as the Company may reasonably request.

              2.13 Capital Adequacy. If any Bank shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Bank to be material, then from time to time, promptly after submission by such Bank, through the Agent, to the Company of a written request therefor (such request shall include details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Company within 30 Working Days after it becomes aware of such fact), the Company shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this subsection 2.13 shall survive the termination of this Agreement and payment of the Loans and the Notes and all other amounts payable hereunder.

              2.14 Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.

              (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

              (c) The agreements in subsection 2.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

              2.15 Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense (other than any loss of anticipated margin or profit) which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loans of such Bank, (b) default by the Company in making a borrowing or conversion after the Company has given a notice of borrowing in accordance with subsection 2.1 (c) or a notice of continuation or conversion pursuant to subsection 2.6, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 2.5 or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Any Bank claiming any amount under this subsection 2.15 shall provide calculations, in reasonable detail, of the amount of its loss or expense. This covenant shall survive termination of this Agreement and payment of the outstanding Notes and all other amounts payable hereunder.

              2.16 Application of Proceeds of Loans. Subject to the provisions of the following sentence, the Company may use the proceeds of the Loans for any lawful corporate purpose. The Company will not, directly or indirectly, apply any part of the proceeds of any such Loan for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U, or to refund any indebtedness incurred for such purpose.

              2.17  Notice of Certain Circumstances; Assignment of Commitments
Under Certain Circumstances.   (a)  Any Bank claiming any additional amounts
payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall, in accordance with the respective provisions thereof, provide notice to the Company and the Agent. Such notice to the Company and the Agent shall include details reasonably sufficient to establish the basis for such additional amounts payable or the rights to be exercised by the Bank.

              (b) Any Bank claiming any additional amounts payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

              (c) In the event that the Company shall be required to make any additional payments to any Bank pursuant to subsections 2.12, 2.13 or 2.14 or any Bank shall exercise its rights under subsection 2.11, the Company shall have the right at its own expense, upon notice to such Bank and the Agent, to require such Bank to transfer and to assign without recourse (in accordance with and subject to the terms of subsection 10.6) all its interest, rights and obligations under this Agreement to another financial institution (including any Bank) acceptable to the Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any Requirement of Law and (ii) such assuming financial institution shall pay to such Bank in immediately available funds on the date of such assignment the outstanding principal amount of such Bank's Notes together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder, including, but not limited to additional amounts payable under subsections 2.3, 2.11, 2.12, 2.13, 2.14 and 2.15.

              SECTION 3. LETTERS OF CREDIT

              3.1 L/C Sublimit. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other
Banks set forth in subsection 3.4 (a), agrees to issue letters of credit ("Letters of Credit") for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit or (ii) the Available Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Company or its Subsidiaries, contingent or otherwise (a "Standby Letter of Credit") and (iii) expire no later than the Termination Date.

              (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

              (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

              (d) No Letter of Credit shall have an expiry date more than 365 days after its date of issuance.

              3.2 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof.

              3.3  Fees, Commissions and Other Charges.   (a)    The Company
shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance to the expiry date thereof at the rate of .45% per annum, calculated on the basis of a 365-day (or 366-day, as the case may be) year, on the face amount of each such Letter of Credit, of which .125% per annum shall be payable to the Issuing Bank and .325% per annum shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective Commitment Percentages. Such fee shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

              (b) In addition to the foregoing fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

              (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees received by the Agent for their respective accounts pursuant to this subsection.

              3.4  L/C Participation.   (a)  The Issuing Bank irrevocably
agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

              (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are Alternate Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral, if any, applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

               3.5 Reimbursement Obligation of the Borrower. The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at a rate per annum equal to the Alternate Base Rate plus 2%.

               3.6 Obligations Absolute. The Company's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

               3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing

Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

              3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

              SECTION 4.   REPRESENTATIONS AND WARRANTIES

              The Company hereby represents and warrants that:

              4.1 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, including, without limitation, HMO Regulations and Insurance Regulations, except to the extent that the failure to be so qualified or to comply therewith could not have a Material Adverse Effect.

              4.2 No Legal Obstacle to Agreement; Enforceability. Neither the execution and delivery of any Loan Document, nor the making by the Company of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will constitute or result in a breach of any Requirement of Law, including without limitation, HMO Regulations and Insurance Regulations, or any Contractual Obligation of the Company or any of its Subsidiaries, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries. No approval, authorization or other action by any Governmental Authority, including, without limitation, HMO Regulators and Insurance Regulators, or any other Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company hereunder. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              4.3  Litigation.  Except as disclosed in the Company's
Annual Report on Form 10-K for its fiscal year ended August 31, 1992 and the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 filed with the Securities and Exchange Commission and previously distributed to the Banks, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, may involve any material risk of a Material Adverse Effect or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, has been issued against the Company or any Subsidiary which has, or may involve, a material risk of a Material Adverse Effect. The Company does not believe that the final resolution of the matters disclosed in its Annual Report on Form 10-K for its fiscal year ended August 31, 1992 and the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 filed with the Securities and Exchange Commission and previously distributed to the Banks, will have a Material Adverse Effect.

              4.4 Disclosure. Neither this Agreement nor any agreement, document, certificate or statement furnished to the Banks by the Company in connection herewith (including, without limitation, the information relating to the Company and its Subsidiaries included in the Confidential Information Memorandum dated December 1993 delivered in connection with the syndication of the credit facilities hereunder) contains any untrue statement of material fact or, taken as a whole together with all other information furnished to Banks by the Company, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All pro forma financial statements made available to Banks have been prepared in good faith based upon reasonable assumptions. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company and its Subsidiaries on a consolidated basis, except to the extent that they may be affected by future general economic conditions.

              4.5 Defaults. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Requirement of Law or Contractual Obligation in any respect which has had, or may have, a Material Adverse
Effect.  No Default or Event of Default has occurred and is continuing.

              4.6 Financial Condition. The Company has furnished to the Agent and each Bank copies of the following:

              (a) The Annual Report of the Company on Form 10-K for the fiscal year ended August 31, 1992;

              (b) the Quarterly Reports of the Company on Form 10-Q for each of the fiscal quarters ended November 30, 1992, March 31, 1993, June 30, 1993 and September 30, 1993; and

              (c)  the Proxy Statement of the Company dated January 22, 1993.

The financial statements included therein, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the date of such financial statements, neither the Company nor any of its Subsidiaries had any known contingent liabilities of any significant amount which in accordance with GAAP are required to be referred to in said financial statements or in the notes thereto which could reasonably be expected to have a Material Adverse Effect. During the period from August 31, 1992 to and including the date hereof, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any asset reflected on the balance sheet referred to above that would have been a material part of its business or property (excluding the spin-off of the Company's hospital business as described in the Proxy Statement referred to in subsection 4.6(c)) and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at August 31, 1992.

              4.7 Changes in Condition. Since August 31, 1992, there has been no development or event nor any prospective development or event, which has had, or may have, a Material Adverse Effect.

              4.8 Assets. The Company and each Subsidiary have good and marketable title to all material assets carried on their books and reflected in the financial statements referred to in subsection 4.6 or furnished pursuant to subsection 6.4, except for assets held on Financing Leases or purchased subject to security devices providing for retention of title in the vendor, and except for assets disposed of as permitted by this Agreement.

              4.9 Tax Returns. The Company and each of its Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of the Company and its Subsidiaries through their fiscal years ended in 1987 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitations, and the results of such audits are fully reflected in the balance sheets referred to in subsection 4.6. The Company knows of no material additional assessments since said date for which adequate reserves appearing in the said balance sheet have not been established.

              4.10 Contracts, etc. Attached hereto as Schedule III is a statement of outstanding Indebtedness of the Company and its Subsidiaries for borrowed money in excess of $1,000,000 as of the date set forth therein, and a complete and correct list of all agreements, contracts, indentures, instruments, documents and amendments thereto to which the Company or any Subsidiary is a party or by which it is bound pursuant to which any such Indebtedness of the Company and its Subsidiaries is outstanding on the date hereof. Said Schedule III also includes a complete and correct list of all such Indebtedness of the Company and its Subsidiaries outstanding on the date indicated in respect of Guarantee Obligations in excess of $1,000,000 and letters of credit in excess of $1,000,000, and there have been no increases in such Indebtedness since said date other than as permitted by this Agreement.

              4.11 Subsidiaries. As of the date hereof, the Company has only the Subsidiaries set forth in Schedule IV, all of the outstanding capital stock of each of which is duly authorized, validly issued, fully paid and nonassessable and owned as set forth in said Schedule IV. Schedule IV indicates all Subsidiaries of the Company which are not Wholly-Owned Subsidiaries and the percentage ownership of the Company and its Subsidiaries in each such Subsidiary. The capital stock and securities owned by the Company and its Subsidiaries in each of the Company's Subsidiaries are owned free and clear of any mortgage, pledge, lien, encumbrance, charge or restriction on the transfer thereof other than restrictions on transfer imposed by applicable securities laws and restrictions, liens and encumbrances outstanding on the date hereof and listed in said Schedule IV.

              4.12 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to or bound by any agreement, deed, lease or other instrument, or subject to any charter, by-law or other corporate restriction which, in the opinion of the management thereof, is so unusual or burdensome as to in the foreseeable future have a Material Adverse Effect. The Company does not presently anticipate that future expenditures of the Company and its Subsidiaries needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect.

              4.13 Pension Plans. Each Plan maintained by the Company, any Subsidiary or any Control Group Person or to which any of them makes or will make contributions is in material compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any Subsidiary nor any Control Group Person maintains, contributes to or participates in any Plan that is a "defined benefit plan" as defined in ERISA. Neither the Company, any Subsidiary, nor any Control Group Person has since August 31, 1987 maintained, contributed to or participated in any Multiemployer Plan, with respect to which a complete withdrawal would result in any withdrawal liability. The Company and its Subsidiaries have met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan. The current value of the benefits guaranteed under Title IV of ERISA of each Plan that is not a Multiemployer Plan does not exceed the current value of such Plan's assets allocable to such benefits.

              4.14 Environmental and Public and Employee Health and Safety Matters. The Company and each Subsidiary has complied with all applicable Federal, state, and other laws, rules and regulations relating to environmental pollution or to environmental regulation or control or to public or employee health or safety, except to the extent that the failure to so comply would not be reasonably likely to result in a Material Adverse Effect. The Company's and the Subsidiaries' facilities do not contain, and have not previously contained, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or public or employee health and safety, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not be reasonably likely to result in a Material Adverse Effect. The Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its

Subsidiaries, that would be reasonably likely to result in a Material Adverse Effect.

              4.15 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

              4.16 Investment Company Act; Other Regulations. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

              4.17 Solvency. Each of the Company, and the Company and its Subsidiaries taken as a whole, is Solvent.

              4.18 Casualties. Neither the businesses nor the properties of the Company or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other material labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

              4.19 Business Activity. Neither the Company nor any of its Subsidiaries is engaged in any line of business that is not related to the healthcare industry other than the sale of life insurance in connection with the sale of medical insurance or other healthcare services or any business or activity which is immaterial to the Company and its Subsidiaries on a consolidated basis.

              4.20 Purpose of Loans. The proceeds of the Loans shall be used by the Company for general corporate purposes.

             SECTION 5.   CONDITIONS

             5.1 Conditions to the Closing Date. The obligations of each Bank to make the Loans contemplated by subsections 2.1 and 2.2 and of the Issuing Bank to issue Letters of Credit contemplated by subsection 3.1 shall be subject to the compliance by the Company with its agreements herein contained and to the satisfaction of the following conditions on or before the Closing Date:

             (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank and (ii) for the account of each Bank, a Revolving Credit Note and a Grid CAF Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

             (b) Legal Opinions. On the Closing Date and on any Borrowing Date as the Agent shall request, each Bank shall have received from any general, associate, or assistant general counsel to the Company, such opinions as the Agent shall have reasonably requested with respect to the transactions contemplated by this Agreement.

             (c) Closing Certificate. The Agent shall have received, with a counterpart for each Bank, a Closing Certificate, substantially in the form of Exhibit H and dated the Closing Date, executed by a Responsible Officer of the Company.

             (d) Legality, etc. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Agent, the Issuing Bank or any Bank in any violation of, any Requirement of Law including, without limitation, HMO Regulations and Insurance Regulations, and all necessary consents, approvals and authorizations of any Governmental Authority or any Person to or of such consummation shall have been obtained and shall be in full force and effect.

             (e) Fees. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.3.

             (f) Corporate Proceedings. The Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

             (g) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

             (h) No Material Litigation. Except as previously disclosed to the Agent and the Banks pursuant to subsection 4.3, no litigation, inquiry, investigation, injunction or restraining order (including any proposed statute, rule or regulation) shall be pending, entered or threatened which, in the reasonable judgment of the Majority
         Banks, could reasonably be expected to have a Material Adverse Effect.

             (i) Incumbency Certificate. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing each Loan Document and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

             (j) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Company in its jurisdiction of incorporation and in Kentucky.

             (k) No Change. There shall not have occurred any change, or development of event involving a prospective change, and a Bank shall not have become aware of any previously undisclosed information, which in either case in the reasonable judgment of the Majority Banks could reasonably be expected to have a Material Adverse Effect.

             5.2 Conditions to Each Loan. The agreement of each Bank to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

             (a) Representations and Warranties. Each of the representations and warranties made by the Company and its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

             (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

             (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents, instruments, legal opinions or other items of information reasonably requested by it, including, without limitation, copies of any debt instruments, security agreements or other material contracts to which the Company may be a party in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

             SECTION 6.   AFFIRMATIVE COVENANTS

             The Company hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

             6.1 Taxes, Indebtedness, etc. Duly pay, discharge or otherwise satisfy, or cause to be paid, discharged or otherwise satisfied, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges imposed upon such corporation and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto. Each of the Company and its Subsidiaries will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness, liabilities and other obligations of whatever nature incident to its operations; provided, however, that any such Indebtedness, liability or obligation need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto.

             6.2 Maintenance of Properties; Maintenance of Existence. Keep its material properties in good repair, working order and condition and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and will comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being contested in good faith by appropriate proceedings and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto; and in the case of the Company or any Subsidiary of the

Company while such Person remains a Subsidiary, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and all rights, privileges and franchises necessary or desirable to continue such businesses.

             6.3 Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers including any Subsidiary which is engaged in the business of providing insurance protection, insurance (including, without limitation, public liability insurance, business interruption insurance, reinsurance for medical claims and professional liability insurance against claims for malpractice) with respect to its material properties and business and the properties and business of its Subsidiaries in at least such amounts and against at least such risks as are customarily carried under similar circumstances by other corporations engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, and the Company may self-insure against such loss or damage, provided that adequate insurance reserves are maintained in connection with such self-insurance.

             6.4 Financial Statements. The Company will and will cause each of its Subsidiaries to maintain a standard modern system of accounting in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP consistently applied, and will furnish the following to each Bank (in duplicate if so requested):

             (a) Annual Statements. As soon as available, and in any event within 120 days after the end of each fiscal year, the consolidated balance sheet as at the end of each fiscal year and consolidated statements of profit and loss and of retained earnings for such fiscal year of the Company and its Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, accompanied by reports or certificates of Coopers & Lybrand, or, if they cease to be the auditors of the Company, of other independent public accountants of national standing and reputation, to the effect that such balance sheet and statements were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Company and its Subsidiaries as at the end of such fiscal year and the results of their operations and changes in financial position for the year then ended and the statement of such accountants and of the treasurer of the Company that such said accountants and treasurer have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or, if such is not the case, specifying such Default or possible Default and the nature thereof. In addition, such financial statements shall be accompanied by a certificate of the treasurer of the Company containing computations showing compliance with subsections 7.1, 7.2,
         7.3 and 7.5.

             (b) Quarterly Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company and its Subsidiaries in each year, consolidated balance sheets as at the end of such fiscal quarter and consolidated profit and loss and retained earnings statements for the portion of the fiscal year then ended, of the Company and its Subsidiaries, together with computations showing compliance with subsections 7.1, 7.2, 7.3 and 7.5, accompanied by a certificate of the treasurer of the Company that such statements and computations have been properly prepared in accordance with GAAP, consistently applied, and fairly present the financial position of the Company and its Subsidiaries as at the end of such fiscal quarter and the results of their operations and changes in financial position for such quarter and for the portion of the fiscal year then ended, subject to normal audit and year-end adjustments, and to the further effect that he has caused the provisions of this Agreement and all other agreements to which the Company or any of its Subsidiaries is a party and which relate to Indebtedness to be reviewed, and has no knowledge that any Default has occurred under this Agreement or under any such other agreement, or, if said treasurer has such knowledge, specifying such Default and the nature thereof.

             (c) ERISA Reports. The Company will furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted by the Company to the Department of Labor or the Internal Revenue Service, as the case may be. Promptly after a Reportable Event occurs, or the Company or any of its Subsidiaries receives notice that the PBGC or any Control Group Person has instituted or intends to institute proceedings to terminate any pension or other Plan, or prior to the Plan administrator's terminating such Plan pursuant to Section 4041 of ERISA, the Company will notify the Agent and will furnish to the Agent a copy of any notice of such Reportable Event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be. The Company will promptly notify each Bank upon learning of the occurrence of any of the following events with respect to any Plan which is a Multiemployer
         Plan: a partial or complete withdrawal from any Plan which may result in the incurrence by the Company or any of is Subsidiaries of withdrawal liability in excess of $1,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Plan under such Subtitle E which may result in liability to the Company or any of its Subsidiaries in excess of $1,000,000. In the event of such a withdrawal, upon the request of the Agent or any Bank, the Company will promptly provide information with respect to the scope and extent of such liability, to the best of the Company's knowledge.

             6.5  Certificates; Other Information.  Furnish to each
Bank:

             (a) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission;

             (b) not later than thirty days prior to the end of each fiscal year of the Company, the Company shall deliver to the Agent and the Banks a schedule of the Company's insurance coverage and such supplemental schedules with respect thereto as the Agent and the Banks may from time to time reasonably request; and

             (c) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

             6.6 Compliance with ERISA. Each of the Company and its Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to any Plan imposed by ERISA or the Code (without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted), and will at all times comply, and will cause all Control Group Persons to comply, in all material respects with the provisions of ERISA and the Code which are applicable to the Plans. At no time shall the aggregate actual and contingent liabilities of the Company under Sections 4062, 4063, 4064 and other provisions of ERISA (calculated as if the 30% of collective net worth amount referred to in Section 4062(b)(1)(A)(i)(II) of ERISA exceeded the actual total amount of unfunded guaranteed benefits referred to in Section 4062 (B)(1)(A)(i)(I) of ERISA) with respect to all Plans (and all other pension plans to which the Company, any Subsidiary, or any Control Group Person made contributions prior to such time) exceed $5,000,000. Neither the Company nor its Subsidiaries will permit any event or condition to exist which could permit any Plan which is not a Multiemployer Plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

             6.7 Compliance with Laws. Comply with all Contractual Obligations and Requirements of Law (including, without limitation, the HMO Regulations, Insurance Regulations and laws relating to the protection of the environment), except where compliance therewith shall be contested in good faith by appropriate proceedings, the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto, and the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

             6.8 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP, all Requirements of Law, including but not limited to, HMO Regulations and Insurance Regulations, and the terms hereof shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

             6.9  Notices.  Promptly give notice to the Agent and each Bank of:

             (a)  the occurrence of any Default or Event of Default;

             (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority (including, without limitation, HMO Regulators and Insurance Regulators), which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

             (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

             (d) a material development or material change in any ongoing litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

             (e) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

             (f) a development or event which could have a Material Adverse Effect;

             (g) the material non-compliance or potential material non-compliance with any Contractual Obligation or Requirement of Law, including, without limitation, HMO Regulations and Insurance Regulations that is not currently being contested in good faith by appropriate proceedings;

             (h) the revocation of any material license, permit, authorization, certificate, qualification or accreditation of the Company or any Subsidiary by any Governmental Authority, including, without limitation, the HMO Regulators and Insurance Regulators; and

             (i) any significant change in or material additional restriction placed on the ability of a Significant Subsidiary to continue business as usual, including, without limitation, its ability to pay dividends to the Company, by any Governmental Authority, including, without limitation, the HMO Regulators and Insurance Regulators.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

             6.10 Maintenance of Accreditation, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all licenses, permits, authorizations, certifications and qualifications (including, without limitation, those qualifications with respect to solvency and capitalization) required under the HMO Regulations or the Insurance Regulations in connection with the ownership or operation of HMO's or insurance companies except were the failure to do so would not result in a Material Adverse Effect.

             6.11 Further Assurances. Execute any and all further documents, and take all further action which the Majority Banks or the Agent may reasonably request in order to effectuate the transactions contemplated by the Loan Documents.

              SECTION 7.   NEGATIVE COVENANTS

              The Company hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

              7.1   Financial Condition Covenants.

              (a) Maintenance of Net Worth. Permit Consolidated Net Worth at any time to be less than 80% of its Consolidated Net Worth of the Company and its consolidated subsidiaries as at September 30, 1993 plus 75% of the Company's Consolidated Net Income determined on an after-extraordinary items basis for each full fiscal quarter after the Closing Date (without any deduction for any such fiscal quarter in which Consolidated Net Income is a negative number).

              (b) Fixed Charge Coverage. Permit, on the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated Earnings before Interest and Taxes for the four consecutive fiscal quarters of the Company ending on such date to (ii) Consolidated Interest Expense during such period, to be less than 3.0 to 1.0.

              (c) Maximum Leverage Ratio. Permit the Leverage Ratio on the last day of any full fiscal quarter of the Company to be more than 3.0 to 1.0.

              7.2 Limitation on Subsidiary Indebtedness. The Company shall not permit any of the Subsidiaries of the Company to create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness of any Subsidiary to the Company or any other Subsidiary;

              (b) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately before and after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing; and

              (c) additional Indebtedness of Subsidiaries of the Company not exceeding $75,000,000 in aggregate principal amount at any one time outstanding.

              7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens, if any, securing the obligations of the Company under this Agreement and the Notes;

              (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

              (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

              (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

              (g)  Liens in existence on the Closing Date listed on Schedule
         V, securing Indebtedness in existence on the Closing Date, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

              (h) Liens securing Indebtedness of the Company and its Subsidiaries not prohibited hereunder incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the original purchase price of such property;

              (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(b), provided that (i) such Liens existed at the time such corporation became a

         Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary and
         (iii) the amount of Indebtedness secured thereby is not increased;

              (j)  Liens on the Headquarters; and

              (k) Liens not otherwise permitted under this subsection 7.3 securing obligations in an aggregate amount not exceeding at any time 10% of Consolidated Net Tangible Assets as at the end of the immediately preceding fiscal quarter of the Company.

              7.4 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its method of conducting business, or purchase or otherwise acquire all or substantially all of Capital Stock, or the property, business or assets, of any other Person (other than any Subsidiary) or any business division thereof except:

              (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) and any Subsidiary of the Company (except a Subsidiary the Indebtedness with respect to which is referred to in subsection 7.2 (b)) may be merged or consolidated with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

              (b) the Company may merge into another corporation owned by the Company for the purpose of causing the Company to be incorporated in a different jurisdiction; and

              (c) the Company may merge with another corporation, provided that (i) the Company shall be the continuing or surviving corporation of such merger and (ii) immediately before and after giving effect to such merger no Default or Event of Default shall have occurred and be continuing.

              7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a) obsolete or worn out property disposed of in the ordinary course of business;

              (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

              (c)  the sale or other disposition of the Headquarters; and

              (d) the sale or other disposition of securities held for investment purposes in the ordinary course of business;

              (e) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company (except to a Subsidiary referred to in subsection 7.2(b)); and

              (f) the sale or other disposition of any other property, provided that the aggregate book value of all assets so sold or disposed of in any fiscal year of the Company shall not exceed in the aggregate 12% of the Consolidated Assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year of the Company.

             7.6 Limitation on Distributions. The Company shall not make any Distribution except that, so long as no Event of Default exists or would exist after giving effect thereto, the Company may make a Distribution.

             7.7 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Company and its Subsidiaries) unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in an arm's length transaction.

             7.8 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, unless such arrangement is upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction between an informed and willing seller or lessor under no compulsion to sell or lease and an informed and willing buyer or lessee under no compulsion to buy or lease.

             7.9 Limitation on Negative Pledge Clauses. Enter into any agreement, other than any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation may only be with respect to the real or personal property which is the subject thereof and other property reasonably related thereto), with any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

              SECTION 8.  DEFAULTS

              8.1 Events of Default. Upon the occurrence of any of the following events:

              (a) any default shall be made by the Company in any payment in respect of: (i) interest on any of the Notes, any Reimbursement Obligation or any facility fee payable hereunder as the same shall become due and such default shall continue for a period of five days; or (ii) any Reimbursement Obligation or principal of the Indebtedness evidenced by the Notes as the same shall become due, whether at maturity, by prepayment, by acceleration or otherwise; or

              (b) any default shall be made by either the Company or any Subsidiary of the Company in the performance or observance of any of the provisions of subsections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8 and 7.9; or

              (c) any default shall be made in the due performance or observance of any other covenant, agreement or provision to be performed or observed by the Company under this Agreement, and such default shall not be rectified or cured to the satisfaction of the Majority Banks within a period expiring 30 days after written notice thereof by the Agent to the Company; or

              (d) any representation or warranty made or deemed made by the Company herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect; or

              (e) any default shall be made in the payment of any item of Indebtedness of the Company or any Subsidiary or under the terms of any agreement relating to such Indebtedness and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified; provided, however, that such default shall not constitute an Event of Default unless (i) the outstanding principal amount of such item of Indebtedness exceeds $5,000,000, or (ii) the aggregate outstanding principal amount of such item of Indebtedness and all other items of Indebtedness of the Company and its Subsidiaries as to which such defaults exist and have continued without being duly cured, waived or consented to beyond the respective periods of grace, if any, therein specified exceeds $15,000,000, or (iii) such default shall have continued without being rectified or cured to the satisfaction of the Majority Banks for a period of 30 days after written notice thereof by the Agent to the Company; or

              (f) either the Company or any Subsidiary shall be involved in financial difficulties as evidenced:

                   (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by the filing against it of a petition commencing an involuntary case under said Title 11 which shall not have been dismissed within 60 days after the date on which said petition is filed or by its filing an answer or other pleading within said 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or acquiescing in the relief therein provided;

                 (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                  (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                   (v) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or
              (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                  (vi) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

              (g)   a Change in Control of the Company shall occur;

              (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which in the aggregate could have a Material Adverse Effect; or

              (i) one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof that (i) involves in the aggregate a liability (not paid or fully covered by insurance) of $15,000,000 or more, or (ii) could reasonably be expected to have a Material Adverse Effect; or

              (j) (i) any material non-compliance by the Company or any Significant Subsidiary with any term or provision of the HMO Regulations or Insurance Regulations pertaining to fiscal soundness, solvency or financial condition; or (ii) the assertion in writing by an HMO Regulator or Insurance Regulator that it intends to take administrative action against the Company or any Significant Subsidiary to revoke or modify any contract of insurance, license, permit, certification, authorization, accreditation or charter or to enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations or Insurance Regulations against any of such entities which could reasonably be expected to have a Material Adverse Effect; or

              (k) on or after the Closing Date, (i) for any reason any Loan Document ceases to be or is not in full force and effect or (ii) the Company shall assert that any Loan Document has ceased to be or is not in full force and effect;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority
Banks, the Agent may, or upon the request of the Majority Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Agent may, or upon the request of the Majority Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) (the "Bank Obligation") to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit as to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

        Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

        8.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Agent, with the consent of or at the direction of the Majority Banks, subject to subsection 10.1, shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Agent or the Banks upon the occurrence thereof.

        8.3 Waivers. The Company hereby waives to the extent permitted by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with any Reimbursement Obligation or any of the Indebtedness evidenced by the Notes,
(b) any requirement of diligence or promptness on the part of any Bank in the enforcement of its rights under the provisions of this Agreement, any Letter of Credit or any Note, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Company may now or hereafter have with respect to its liability under this Agreement, any Letter of Credit or any Note.

        8.4 Course of Dealing. No course of dealing between the Company and any Bank shall operate as a waiver of any of the Banks' rights under this Agreement or any Note. No delay or omission on the part of any Bank in exercising any right under this Agreement or any Note or with respect to any of the Bank Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon any Bank unless it is in writing and signed by the Agent or such of the Banks as may be required by the provisions of this Agreement. The making of a Loan or issuance of a Letter of Credit hereunder during the existence of a Default shall not constitute a waiver thereof.

        SECTION 9.  THE AGENT

        9.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical Bank as the Agent and CAF Loan Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chemical Bank, as the Agent and CAF Loan Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent or CAF Loan Agent, as the case may be, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor the

CAF Loan Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent or the CAF Loan Agent.

        9.2 Delegation of Duties. The Agent or the CAF Loan Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the CAF Loan Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        9.3 Exculpatory Provisions. Neither the Agent nor the CAF Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the CAF Loan Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Company to perform its obligations hereunder. Neither the Agent nor the CAF Loan Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

        9.4 Reliance by Agent. The Agent and the CAF Loan Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent or the CAF Loan Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent and the CAF Loan Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and the CAF Loan Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

        9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

        9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor the CAF Loan Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or the CAF Loan Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent and the CAF Loan Agent that it has, independently and without reliance upon the Agent or the CAF Loan Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or the CAF Loan Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent or the CAF Loan Agent hereunder, neither the Agent nor the CAF Loan Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or the CAF Loan Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        9.7 Indemnification. The Banks agree to indemnify the Agent and the CAF Loan Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their then existing Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or the CAF Loan Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or the CAF Loan Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the CAF Loan Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

        9.8 Agent and CAF Loan Agent in Its Individual Capacity. The Agent and the CAF Loan Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent or the CAF Loan Agent were not the Agent or the CAF Loan Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent and the CAF Loan Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent or the CAF Loan Agent in its individual capacity.

        9.9 Successor Agent and CAF Loan Agent. The Agent or the CAF Loan Agent may resign as Agent or CAF Loan Agent, as the case may be, upon 10 days' notice to the Banks. If the Agent or the CAF Loan Agent shall resign as Agent or CAF Loan Agent, as the case may be, under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent or CAF Loan Agent, as the case may be, and the term "Agent" or "CAF Loan Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Agent's or CAF Loan Agent's rights, powers and duties as Agent or CAF Loan Agent shall be terminated, without any other or further act or deed on the part of such former Agent or CAF Loan Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's or CAF Loan Agent's resignation hereunder as Agent or CAF Loan Agent, the provisions of this subsection 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or CAF Loan Agent under this Agreement.

        SECTION 10.   MISCELLANEOUS

        10.1  Amendments and Waivers.  Neither this Agreement, any
Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity (whether as stated, by acceleration or otherwise) of any Note (subject to the extension provisions of subsection 2.4 hereof), or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Banks hereunder, or reduce the principal amount thereof, or change the amount of any Bank's Commitment or amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Required Banks or Majority Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Company, the Agent, and the CAF Loan Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Company:          Humana Inc.
                      The Humana Building
                      500 West Main Street
                      Louisville, Kentucky  40201-1438
                      Attention:  James W. Doucette,
                                 Vice President,
                                 Investments and
                                 Treasurer
                      Telecopy:    (502) 580-4089

The Agent and
CAF Loan Agent:       Chemical Bank
                      270 Park Avenue
                      New York, New York  10017
                      Attention:  Carol Burt,
                                Managing Director
                      Telecopy:   (212) 270-3279
with a copy to:       Chemical Bank Agency Services
                         Corporation
                      140 East 45th Street
                      New York, New York  10017
                      Attention: Janet Belden,
                                Vice President
                      Telecopy:    (212) 622-0854

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2 shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

        10.5  Payment of Expenses and Taxes; Indemnity. (a)  The Company agrees
(i) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (ii) to pay or reimburse each Bank and the Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, and (iii) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents.

        (b) The Company will indemnify each of the Agent and the Banks and the directors, officers and employees thereof and each Person, if any, who controls each one of the Agent and the Banks (any of the foregoing, an "Indemnified Person") and hold each Indemnified Person harmless from and against any and all claims, damages, liabilities and expenses (including without limitation all fees and disbursements of counsel with whom an Indemnified Person may consult in connection therewith and all expenses of litigation or preparation therefor) which an Indemnified Person may incur or which may be asserted against it in connection with any litigation or investigation involving this Agreement, the use of any proceeds of any Loans under this Agreement by the Company or any Subsidiary, any officer, director or employee thereof, other than litigation commenced by the Company against any of the Agent or the Banks which (i) seeks enforcement of any of the Company's right hereunder and (ii) is determined adversely to any of the Agent or the Banks.

        (c) The agreements in this subsection 10.5 shall survive repayment of the Notes and all other amounts payable hereunder.

        10.6 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

         (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitments of such Bank or any other interests of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and under the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of offset in respect of its participating interest in amounts owing under this Agreement and any Notes to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Notes, provided that such right of offset shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.12, 2.13 and 2.15 with respect to its participation in the Commitments and the Eurodollar Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. No Participant shall be entitled to consent to any amendment, supplement, modification or waiver of or to this Agreement or any Note, unless the same is subject to clause (a) of the proviso to subsection 10.1.

         (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other entities ("CAF Loan Assignees") any CAF Loan owing to such Bank and any Individual CAF Loan Note held by such Bank evidencing such CAF Loan, pursuant to a CAF Loan Assignment executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and Individual CAF Loan Note and the same rights of offset pursuant to subsection 8.1 and under applicable law and obligation to share pursuant to subsection 10.7 as it would have had if it were a Bank hereunder; provided that unless such CAF Loan Assignment shall otherwise specify and a copy of such CAF Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 10.6(f), the assignor thereunder shall act as collection agent for the CAF Loan Assignee thereunder, and the Agent shall pay all amounts received from the Company which are allocable to the assigned CAF Loan or Individual CAF Loan Note directly to such assignor without any further liability to such CAF Loan Assignee. A CAF Loan Assignee under a CAF Loan Assignment shall not, by virtue of such CAF Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that if a copy of such CAF Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 10.6(f), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan or Individual CAF Loan Note assigned to the CAF Loan Assignee thereunder will be modified without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment to be recorded in the Register in accordance with subsection
10.6(f), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Individual CAF Loan Note to any Bank, to any affiliate or subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual CAF Loan Note, and the foregoing provisions of this subsection 10.6(c) shall apply, mutatis mutandis, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence, CAF Loans and Individual CAF Loan Notes may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

         (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company); provided, however, that (i) the Commitments purchased by such Purchasing Bank that is not then a Bank shall be equal to or greater than $10,000,000 and (ii) the transferor Bank which has transferred less than all of its Loans and Commitments to any such Purchasing Bank shall retain a minimum Commitment, after giving effect to such sale, equal to or greater than $10,000,000. Upon (i) such execution of such Commitment Transfer Supplement, (ii) delivery of an executed copy thereof to the Company and (iii) payment by such Purchasing Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Commitment Percentage of the Commitments set forth in such Commitment Transfer Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Bank, pursuant to this subsection 10.6(d), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case in principal amounts reflecting their Commitment Percentages or, as appropriate, their outstanding Loans as adjusted pursuant to such Commitment Transfer Supplement.

        (e)  The Agent shall maintain at its address referred to in subsection
10.2 a copy of each CAF Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time, and (ii) with respect to each CAF Loan Assignment delivered to the Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank or CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

        (f) Upon its receipt of a CAF Loan Assignment executed by an assignor Bank and a CAF Loan Assignee, together with payment to the Agent of a registration and processing fee of $1,000, the Agent shall promptly accept such CAF Loan Assignment, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and the Company. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer

Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

        (g) The Company authorizes each Bank to disclose to any Participant, CAF Loan Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank by the Company pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with such Bank's credit evaluation of the Company prior to entering into this Agreement.

        (h) If, pursuant to this subsection 10.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank and any CAF Loan Assignee registered in the Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank and any CAF Loan Assignee registered in the Register, the Agent and the Company) a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        (i) Nothing herein shall prohibit any Bank or any Affiliate thereof from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

        10.7 Adjustments; Set-off. If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by offset, pursuant to events or proceedings of the nature referred to in subsection 8.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it, or interest thereon, such Benefitted

Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of a payment (including, without limitation, rights of offset) with respect to such portion as fully as if such Bank were the direct holder of such portion.

        10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

        10.9 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.10 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT, THE CAF LOAN AGENT AND THE BANKS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        10.11 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; and

         (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

        10.12 Confidentiality of Information. Each Bank acknowledges that some of the information furnished to such Bank pursuant to this Agreement may be received by such Bank prior to the time such information shall have been made public, and each Bank agrees that it will keep all information so furnished confidential and shall make no use of such information until it shall have become public, except (a) in connection with matters involving operations under or enforcement of this Agreement or the Notes, (b) in accordance with each Bank's obligations under law or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others, (c) to each Bank's corporate Affiliates and Transferees and prospective Transferees so long as such Persons agree to be bound by this subsection 10.12 and (d) with the prior consent of the Company.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                              HUMANA INC.


                                              By: /s/ JAMES W. DOUCETTE
                                                  --------------------------------------------
                                                  Name:   James W. Doucette
                                                        --------------------------------------
                                                  Title:  V.P. Investments & Treasurer
                                                        --------------------------------------


                                              CHEMICAL BANK, as Agent, as CAF
                                                Loan Agent and as a Bank

                                              By:  /s/  PETER ECKSTEIN
                                                  --------------------------------------------
                                                  Name:   Peter Eckstein
                                                        --------------------------------------
                                                  Title:  V.P.
                                                        --------------------------------------


                                              CITIBANK, N.A.

                                              By:   /s/  BARBARA A. COHEN
                                                  --------------------------------------------
                                                  Name:   Barbara A. Cohen
                                                        --------------------------------------
                                                  Title:  Vice President
                                                        --------------------------------------


                                              NATIONSBANK OF GEORGIA, N.A.

                                              By:   /s/  ASHLEY M. CRABTREE
                                                  --------------------------------------------
                                                  Name:   Ashley M. Crabtree
                                                        --------------------------------------
                                                  Title:  Vice President
                                                        --------------------------------------


                                              NATIONAL CITY BANK, KENTUCKY

                                              By:    /s/  CHARLES P. DENNY
                                                  -------------------------------------------
                                                  Name:    Charles P. Denny
                                                        -------------------------------------
                                                  Title:   Senior Vice President
                                                        -------------------------------------


                                              PNC BANK, KENTUCKY, INC.

                                              By:     /s/  JEFFERSON M. GREEN
                                                  -------------------------------------------
                                                  Name:      Jefferson M. Green
                                                        -------------------------------------
                                                  Title:     V.P.
                                                        -------------------------------------



                                              WACHOVIA BANK OF GEORGIA, N.A.

                                              By: /S/ DAVID L. GAINES
                                                  --------------------------------------------
                                                  Name:   David L. Gaines
                                                        --------------------------------------
                                                  Title:  SENIOR VICE PRESIDENT
                                                        --------------------------------------


                                              BANK OF AMERICA NATIONAL TRUST
                                                & SAVINGS ASSOCIATION

                                              By: /s/ KATHERINE MCNALLEN
                                                  --------------------------------------------
                                                  Name:  Katherine McNallen
                                                        --------------------------------------
                                                  Title: Vice President
                                                        --------------------------------------


                                              THE BANK OF NOVA SCOTIA

                                              By: /s/ F.C.H ASHBY
                                                  --------------------------------------------
                                                  Name: F.C.H. Ashby
                                                        --------------------------------------
                                                  Title: Senior Manager Loan Operations
                                                        --------------------------------------


                                              THE CHASE MANHATTAN BANK, N.A.


                                              By: /s/ MICHAEL K. BAYLEY
                                                  --------------------------------------------
                                                  Name: Michael K. Bayley
                                                        --------------------------------------
                                                  Title: Vice President
                                                        --------------------------------------


                                              FIRST INTERSTATE BANK OF CALIFORNIA


                                              By: /s/ BRUCE P. MCDONALD
                                                  -------------------------------------------
                                                  Name: Bruce P. McDonald
                                                        -------------------------------------
                                                  Title: Vice President
                                                        -------------------------------------


                                              LIBERTY NATIONAL BANK AND TRUST
                                                 CO. OF KENTUCKY

                                              By: /s/ EARL A. DORSEY
                                                  -------------------------------------------
                                                  Name: Earl A. Dorsey
                                                        -------------------------------------
                                                  Title: S.V.P.
                                                        -------------------------------------


                                              THE TORONTO-DOMINION BANK

                                              By: /S/ E.E. WALKER
                                                  --------------------------------------------
                                                  Name:   E.E. Walker
                                                        --------------------------------------
                                                  Title:  Mgr. Cr. Admin.
                                                        --------------------------------------


                                              THE SANWA BANK, LIMITED,
                                                 ATLANTA AGENCY

                                              By: /s/ PETER J. PAWLAK
                                                  --------------------------------------------
                                                  Name: Peter J. Pawlak
                                                        --------------------------------------
                                                  Title: Senior Vice President and Senior Manager
                                                        --------------------------------------


                                              BANK OF LOUISVILLE & TRUST COMPANY

                                              By: /s/ GAIL W. POHN
                                                  --------------------------------------------
                                                  Name: Gail W. Pohn
                                                        --------------------------------------
                                                  Title: Executive Vice President
                                                        --------------------------------------


                                              BARNETT BANK OF BROWARD
                                                COUNTY, N.A.


                                              By: /s/ MICHAEL COONEY
                                                  --------------------------------------------
                                                  Name: Michael Cooney
                                                        --------------------------------------
                                                  Title: Vice President
                                                        --------------------------------------


                                              THE BOATMEN'S NATIONAL BANK OF
                                                 ST. LOUIS


                                              By: /s/ DOUGLAS W. THORNSBERRY
                                                  -------------------------------------------
                                                  Name: Douglas W. Thornsberry
                                                        -------------------------------------
                                                  Title: Corporate Banking Officer
                                                        -------------------------------------


                                              SHAWMUT BANK CONNECTICUT, N.A.


                                              By: /s/ MANFRED O. EIGENBROD
                                                  -------------------------------------------
                                                  Name: Manfred O. Eigenbrod
                                                        -------------------------------------
                                                  Title: Vice President
                                                        -------------------------------------



                             AGREEMENT AND AMENDMENT


           AGREEMENT AND AMENDMENT, dated as of October 27, 1994, among HUMANA INC., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties hereto (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent") and as CAF Loan agent (in such capacity, the "CAF Loan Agent").


                             W I T N E S S E T H :


           WHEREAS, the Company, the Agent, the CAF Loan Agent and certain banks and other financial institutions (the "Original Banks") are parties to the Credit Agreement, dated as of January 12, 1994 (as amended, supplemented or otherwise modified to the date hereof, the "Original Credit Agreement"), pursuant to which the Original Banks committed to make loans to the Company for a period of three years;

           WHEREAS, effective as of the Closing Date (as defined below), the Company intends to terminate the Commitments (as defined in the Original Credit Agreement) of the Original Banks under the Original Credit Agreement pursuant to subsection 2.4(a) thereof;

           WHEREAS, the Company has requested that the Agent, the CAF Loan Agent and the Banks enter into a new agreement adopting and incorporating by reference all of the terms and provisions of the Original Credit Agreement with certain amendments and modifications thereto; and

           WHEREAS, the Agent, the CAF Loan Agent and the Banks are willing to so enter into a new agreement, but only upon the terms and subject to the conditions set forth below;

           NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

           SECTION 1. Adoption and Incorporation of Original Credit Agreement. Subject to the amendments and modifications set forth in Sections 3 through 13 of this Agreement, all of the terms and provisions of the Original Credit Agreement are hereby adopted and incorporated by reference into this Agreement, with the same force and effect as if fully set forth herein. This Agreement shall not constitute an amendment or waiver of any provision of the Original Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Agent or the Banks except as expressly stated herein. Except as expressly amended hereby, the provisions of the Original Credit Agreement as adopted and incorporated by reference into this Agreement are and shall remain in full force and effect.

           SECTION 2. Definitions. As used in this Agreement, terms defined herein are used as so defined and, unless otherwise defined herein, terms defined in the Original Credit Agreement are used herein as therein defined.

           SECTION 3. Defined Terms. For purposes of this Agreement, subsection
1.1 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended as follows:

           (a) by deleting the defined terms "Level I Utilization Period", "Level II Utilization Period" and "Level III Utilization Period" in their entirety.

           (b) by deleting the defined terms "Agreement", "Applicable Margin", "Closing Date", "L/C Sublimit" and "Termination Date" in their entirety and substituting in lieu thereof the following:

           "`Agreement': this Credit Agreement as adopted and incorporated by reference into the Agreement and Amendment, as amended by the Agreement and Amendment and as further amended, supplemented or otherwise modified from time to time.";

           "`Applicable Margin': for each Type of Revolving Credit Loan, for any fiscal quarter, the applicable rate per annum set forth in Schedule 2 hereto opposite the Consolidated Capitalization Ratio then in effect. Such Applicable Margin shall be in effect for the period beginning the first Business Day following the date to which the Consolidated Capitalization Ratio Certificate is applicable.

           "`Closing Date': the date on which all of the conditions precedent for the Closing Date set forth in Section 14 of the Agreement and Amendment shall have been fulfilled; provided, however, that for purposes of Section 5 of the Original Credit Agreement, the term "Closing Date" shall mean the Original Closing Date.";

           "`L/C Sublimit': $100,000,000."; and

           "`Termination Date': the date one day before the fifth anniversary of the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day), or such other Business Day to which the Termination Date may be changed pursuant to subsection 2.4 of the Original Credit

           Agreement as adopted and incorporated by reference into the Agreement and Amendment).".

           (c) by inserting in said subsection 1.1 of the Original Credit Agreement in the appropriate alphabetical order the following defined terms:

           "`Agreement and Amendment': the Agreement and Amendment, dated as of October 27, 1994, among the Company, the Banks, the Agent and the CAF Loan Agent.";

           "`Average Quarterly Commitment': as defined in subsection 2.3(a) hereto.";

           "`Banks': the several banks and other financial institutions (which may include certain Original Banks) from time to time parties to the Agreement and Amendment.";

           "`Consolidated Capitalization Ratio': as at the end of any fiscal quarter, the ratio of (i) Consolidated Total Debt to (ii) the sum of (A) Consolidated Total Debt and (B) Consolidated Net Worth, in each case at such date.";

           "`Consolidated Capitalization Ratio Certificate': as defined in subsection 6.4(b) hereto.";

           "`Original Banks': as defined in the recitals to the Agreement and Amendment.";

           "`Original Closing Date': January 12, 1994."; and

           "`Original Credit Agreement': as defined in the recitals to the Agreement and Amendment.".

           SECTION 4. Fees.

           For purposes of this Agreement, subsection 2.3(a) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                "(a) The Company agrees to pay to the Agent, for the account of each Bank, on the last day of each fiscal quarter, a facility fee in respect of the average daily amount of the Commitment of such Bank during such fiscal quarter (such amount, the "Average Quarterly Commitment"). Such fee shall be computed at the rate per annum set forth in the table below opposite the Consolidated Capitalization Ratio then in effect (as determined in accordance with the definition of Applicable Margin).

                           Consolidated                    Facility Fee
                       Capitalization Ratio              (Rate Per Annum)
                     ------------------------------      ----------------
                     less than .20                            .1250%
                     at least .20 but less than .30           .1750%
                     at least .30 but less than .40           .2250%
                     at least .40                             .3125%.".


           SECTION 5. Extension of Commitments. For purposes of this Agreement, subsection 2.4(b) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting the word "fifth" in the ninth line thereof and substituting in lieu thereof the word "seventh".

           SECTION 6. Letters of Credit. For purposes of this Agreement, subsection 3.3(a) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

           "(a) The Company shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed at the rate per annum set forth in the table below opposite the Consolidated Capitalization Ratio then in effect (as determined in accordance with the definition of Applicable Margin), of which .125% per annum shall be payable to the Issuing Bank and the balance shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective Commitment Percentages. Such fee shall be payable on each L/C Fee Payment Date and shall be nonrefundable.".

                        Consolidated                           L/C Commission
                     Capitalization Ratio                     (Rate per Annum)
                 ------------------------------               ----------------
                 less than .20                                     .3750%
                 at least .20 but less than .30                    .4500%
                 at least .30 but less than .40                    .5000%
                 at least .40                                      .5625%.".



           SECTION 7. Litigation. For purposes of this Agreement, subsection 4.3 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

           "4.3 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1993 and the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1994 and June 30, 1994 filed with the Securities and Exchange Commission and previously distributed to the Banks, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, may involve any material risk of a Material Adverse Effect or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, has been issued against the Company or any Subsidiary which has, or may involve, a material risk of a Material Adverse Effect. The Company does not believe that the final resolution of the matters disclosed in its Annual Report on Form 10-K for its fiscal year ended December 31, 1993 and the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1994 and June 30, 1994 filed with the Securities and Exchange Commission and previously distributed to the Banks, will have a Material Adverse Effect.

           SECTION 8. Financial Condition. For purposes of this Agreement, subsection 4.6 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

           "4.6 Financial Condition. The Company has furnished to the Agent and each Bank copies of the following:

                (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993; and

                (b) the Quarterly Reports of the Company on Form 10-Q for each of the fiscal quarters ended March 31, 1994 and June 30, 1994.".

      The financial statements included therein, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the date of such financial statements, neither the Company nor any of its Subsidiaries had any known contingent liabilities of any significant amount which in accordance with GAAP are required to be referred to in said financial statements or in the notes thereto which could reasonably be expected to have a Material Adverse Effect. During the period from December 31, 1993 to and including the date hereof, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any asset reflected on the balance sheet referred to above that would have been a material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 1993.".

           SECTION 9. Changes in Condition. For purposes of this Agreement, subsection 4.7 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

           "4.7 Changes in Condition. Since December 31, 1993, there has been no development or event nor any prospective development or event, which has had, or may have, a Material Adverse Effect.".

           SECTION 10. Financial Statements. For purposes of this Agreement, subsection 6.4(b) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended adding the following sentence to the end thereof:

           "At such time that annual statements or quarterly statements, as the case may be, are furnished to each Bank pursuant to subsections 6.4(a) and 6.4(b), respectively, herein, the treasurer of the Company shall deliver to the Agent and the CAF Loan Agent a certificate showing the Consolidated Capitalization Ratio (the " Consolidated Capitalization Ratio Certificate") as of the last day of such fiscal quarter.".

           SECTION 11. Financial Condition Covenants. For purposes of this Agreement, subsection 7.1(a) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting the phrase "the Closing Date" in the sixth and seventh lines thereof and substituting in lieu thereof the phrase "September 30, 1993".

           SECTION 12. Commitment Amounts and Percentages; Lending Offices; Addresses for Notice. For purposes of this

Agreement, Schedule 1 to the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting
such Schedule in its entirety and    substituting in lieu thereof Schedule 1 to
this Agreement.

           SECTION 13. Applicable Margins. For purposes of this Agreement,
Schedule 2 to the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule 2 to this Agreement.

           SECTION 14. Conditions Precedent. The obligations of each Bank to make the Loans contemplated by subsections 2.1 and 2.2 and of the Issuing Bank to issue Letters of Credit contemplated by Section 3 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement shall be subject to the compliance by the Company with its agreements herein contained (including its agreements contained in the Original Credit Agreement as adopted and incorporated by reference into this Agreement) and to the satisfaction on or before the Closing Date of the following further conditions:

                (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and (ii) for the account of each Bank, a Revolving Credit Note and a Grid CAF Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

                (b) Legal Opinions. On the Closing Date as the Agent shall request, each Bank shall have received from any general, associate, or assistant general counsel to the Company, such opinions as the Agent shall have reasonably requested with respect to the transactions contemplated by this Agreement.

                (c) Company Officers' Certificate. The representations and warranties contained in Section 4 of the Original Credit Agreement as adopted and incorporated by reference into, and as amended by, this Agreement shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date; on and as of the Closing Date and after giving effect to this Agreement, no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured) and no Default shall exist after giving effect to the Loan to be made; and the Agent shall have received a certificate containing a representation to these effects dated the Closing Date and signed by a Responsible Officer.

           SECTION 15. Expenses. The Company agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

           SECTION 16. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           SECTION 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                         HUMANA INC.


                                         By: /s/ James W. Doucette
                                            ------------------------------------
                                            Title: Vice President-Investments &
                                                   Treasurer


                                         CHEMICAL BANK, as Agent, as CAF
                                         Loan Agent and as a Bank


                                         By: /s/ B. Joseph Lillis
                                            ------------------------------------
                                            Title: Managing Director

                                         CITIBANK, N.A.


                                         By: /s/ Barbara A. Cohen
                                            ------------------------------------
                                            Title: Vice President


                                         NATIONSBANK OF GEORGIA, N.A.


                                         By: /s/ John E. Ball
                                            ------------------------------------
                                            Title: Senior Vice President


                                         NATIONAL CITY BANK, KENTUCKY


                                         By: /s/ Charles P. Denny
                                            ------------------------------------
                                            Title: Senior Vice President


                                         PNC BANK, KENTUCKY, INC.


                                         By: /s/ Michael B. V....
                                            ------------------------------------
                                            Title: Senior Vice President

                                         WACHOVIA BANK OF GEORGIA, N.A.


                                         By: /s/ J.P. Peyton
                                            ------------------------------------
                                            Title: Senior Vice President



                                         BANK OF AMERICA NATIONAL TRUST
                                          & SAVINGS ASSOCIATION


                                         By: /s/ Wyatt R. Ritchie
                                            ------------------------------------
                                            Title: Vice President


                                         THE BANK OF NOVA SCOTIA


                                         By: /s/ Dana Maloney
                                            ------------------------------------
                                            Title: Relationship Manager


                                         THE CHASE MANHATTAN BANK, N.A.


                                         By: /s/ Michael K. Baxley
                                            ------------------------------------
                                           Title: Vice Prseident


                                         FIRST INTERSTATE BANK OF CALIFORNIA


                                         By: /s/ Daniel H. Hom
                                            ------------------------------------
                                            Title: Vice President
                                         By: /s/ Wendy V.C. Purcell
                                            ------------------------------------
                                            Title: Vice President

                                         LIBERTY NATIONAL BANK AND TRUST
                                           CO. OF KENTUCKY


                                         By: /s/ Earl A. Darsey, Jr.
                                            ------------------------------------
                                            Title: Senior Vice President


                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By: /s/ Jay G. Sepanski
                                            ------------------------------------
                                            Title: Corporate Banking Officer

                                            THE SUMITOMO BANK, LTD.,
                                              NEW YORK BRANCH


                                            By: /s/ Yoshinori Kawamura
                                               ---------------------------------
                                               Title: Joint General Manager

                                            THE TORONTO-DOMINION BANK


                                            By: /s/ Warren Finlay
                                               ---------------------------------
                                               Title: Manager Credit


                                            THE SANWA BANK, LIMITED,
                                             ATLANTA AGENCY


                                            By: /s/ Naoki Ueyama
                                               ---------------------------------
                                               Title: Assistant Vice President


                                            BANK OF LOUISVILLE & TRUST COMPANY


                                            By: /s/ Roy L. Johnson Jr.
                                               ---------------------------------
                                               Title: Senior Vice President

                                            BARNETT BANK OF BROWARD
                                              COUNTY, N.A.


                                            By: /s/ Michael Cooney
                                               ---------------------------------
                                               Title: Vice President


                                            THE BOATMEN'S NATIONAL BANK OF
                                              ST. LOUIS


                                            By: /s/ Douglas W. Thornsberry
                                               ---------------------------------
                                               Title: Corporate Banking Officer


                                            SHAWMUT BANK CONNECTICUT, N.A.


                                            By: /s/ Manfred D. Eigenbrod
                                               ---------------------------------
                                               Title: Managing Director

                                                                     SCHEDULE 1


                                           Commitment Amounts and Percentages;
                                           Lending Offices; Address for Notices


A.  Commitment Amounts and Percentages

                                                            Commitment                        Commitment
Name of Bank                                                  Amount                          Percentage
------------                                                ----------                        ----------


Chemical Bank                                               $ 31,000,000                           8.857%


Citibank, N.A.                                              $ 25,000,000                           7.143%


NationsBank of Georgia, N.A.                                $ 25,000,000                           7.143%


National City Bank, Kentucky                                $ 25,000,000                           7.143%


PNC Bank, Kentucky, Inc.                                    $ 25,000,000                           7.143%


Wachovia Bank of Georgia, N.A                               $ 25,000,000                           7.143%


Bank of America National Trust & Savings Association        $ 18,000,000                           5.143%


The First National Bank of Chicago                          $ 18,000,000                           5.143%


The Chase Manhattan Bank, N.A.                              $ 18,000,000                           5.143%


First Interstate Bank of California                         $ 18,000,000                           5.143%


Liberty National Bank and Trust Co. of Kentucky             $ 18,000,000                           5.143%


The Sumitomo Bank, Ltd.,                                    $ 18,000,000                           5.143%
New York Branch

The Toronto-Dominion Bank                                   $ 18,000,000                           5.143%


The Sanwa Bank, Limited, Atlanta Agency                     $ 18,000,000                           5.143%


The Bank of Nova Scotia                                     $ 10,000,000                           2.857%


Bank of Louisville & Trust Company                          $ 10,000,000                           2.857%


Barnett Bank of Broward County, N.A.                        $ 10,000,000                           2.857%


The Boatmen's National Bank of St. Louis                    $ 10,000,000                           2.857%


Shawmut Bank Connecticut, N.A.                              $ 10,000,000                           2.857%
                                                            ------------                           -----

                                                  TOTAL     $350,000,000                          100.00%
                                                            ============                          ======

B.  LENDING OFFICES; ADDRESSES FOR NOTICES


CHEMICAL BANK

Domestic Lending Office                               Chemical Bank
                                                      270 Park Avenue
                                                      New York, NY  10017

Eurodollar Lending Office                             Chemical Bank
                                                      270 Park Avenue
                                                      New York, NY  10017

Address for Notices                                   Chemical Bank
                                                      270 Park Avenue
                                                      New York, NY  10017
                                                      Attention:  James Ely
                                                      Telecopy:  (212) 270-3279

CITIBANK, N.A.

Domestic Lending Office                               Citibank, N.A.
                                                      399 Park Avenue
                                                      New York, NY  10043

Eurodollar Lending Office                             Citibank, N.A.
                                                      399 Park Avenue
                                                      New York, NY  10043

Address for Notices                                   Citicorp North America, Inc.
                                                      2001 Ross Ave., Suite 1400
                                                      Dallas, TX  75201
                                                      Attn:  J. Lang Aston
                                                      Telecopy:  (214) 953-3888

NATIONSBANK OF GEORGIA, N.A.

Domestic Lending Office                               NationsBank of Georgia, N.A.
                                                      600 Peachtree Street, N.E.
                                                      21st Floor
                                                      Atlanta, GA  30308

Eurodollar Lending Office                             NationsBank of Georgia, N.A.
                                                      600 Peachtree Street, N.E.
                                                      21st Floor
                                                      Atlanta, GA  30308

Address for Notices                                   NationsBank of Georgia, N.A.
                                                      1 NationsBank Plaza
                                                      Corporate Banking Dept.
                                                      Nashville, TN  37239-1697
                                                      Attention:  Ashley M. Crabtree
                                                      Telecopy:  (615) 749-4112

NATIONAL CITY BANK, KENTUCKY

Domestic Lending Office                               National City Bank, Kentucky
                                                      101 S. Fifth Street
                                                      Louisville, KY  40202

Eurodollar Lending Office                             National City Bank, Kentucky
                                                      101 S. Fifth Street
                                                      Louisville, KY  40202

Address for Notices                                   National City Bank, Kentucky
                                                      101 S. Fifth Street
                                                      Louisville, KY  40202
                                                      Attention:  Charles P. Denny
                                                      Telecopy:  (502) 581-4424

PNC BANK, KENTUCKY, INC.

Domestic Lending Office                               PNC Bank, Kentucky, Inc.
                                                      500 W. Jefferson Street
                                                      Louisville, KY  40202

Eurodollar Lending Office                             PNC Bank, Kentucky, Inc.
                                                      500 W. Jefferson Street
                                                      Louisville, KY  40202

Address for Notices                                   PNC Bank, Kentucky, Inc.
                                                      500 W. Jefferson Street
                                                      Louisville, KY  40202
                                                      Attention:  Donald Buchanan
                                                      Telecopy:  (502) 581-3355

WACHOVIA BANK OF GEORGIA, N.A.

Domestic Lending Office                               Wachovia Corporate Services, Inc.
                                                      191 Peachtree Street, N.E.
                                                      Atlanta, GA  30303

Eurodollar Lending Office                             Wachovia Corporate Services, Inc.
                                                      191 Peachtree Street, N.E.
                                                      Atlanta, GA  30303

Address for Notices                                   Wachovia Corporate Services, Inc.
                                                      191 Peachtree Street, N.E.
                                                      Atlanta, GA  30303
                                                      Attention:  Solomon Elisha
                                                      Telecopy:  (404) 332-6898

BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION

Domestic Lending Office                   Bank of America
                                          1850 Gateway Blvd., 4th Floor
                                          Concord, CA  94520

Eurodollar Lending Office                 Bank of America
                                          1850 Gateway Blvd., 4th Floor
                                          Concord, CA  94520

Address for Notices                       Bank of America
                                          555 S. Flower Street, 11th Floor
                                          Mail Code 5618
                                          Los Angeles, CA  90071
                                          Attention:  Wyatt Ritchie
                                          Telecopy:  (213) 228-9734
THE FIRST NATIONAL BANK OF CHICAGO

Domestic Lending Office
                                          The First National Bank of Chicago
                                          1 First National Plaza
                                          Chicago, IL  60670
Eurodollar Lending Office
                                          The First National Bank of Chicago
                                          1 First National Plaza
                                          Chicago, IL  60670

                                          The First National Bank of Chicago
Address of Notices                        1 First National Plaza
                                          Chicago, IL  60670
                                          Attention:  Jennifer Childe
                                          Telecopy : (312) 732-2016

THE BANK OF NOVA SCOTIA

Domestic Lending Office                   The Bank of Nova Scotia,
                                            Atlanta Agency
                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, GA  30308

Eurodollar Lending Office                 The Bank of Nova Scotia,
                                            Atlanta Agency
                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, GA  30308

Address for Notices                       The Bank of Nova Scotia
                                            Atlanta Agency
                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, GA  30308
                                          Attention:  Greg Hurst
                                          Telecopy:  (312) 201-4108


THE CHASE MANHATTAN BANK, N.A.

Domestic Lending Office                   The Chase Manhattan Bank, N.A.
                                          1 Chase Manhattan Plaza, 5th Floor
                                          New York, NY  10081

Eurodollar Lending Office                 The Chase Manhattan Bank, N.A.
                                          1 Chase Manhattan Plaza, 5th Floor
                                          New York, NY  10081

Address for Notices                       The Chase Manhattan Bank, N.A.
                                          1 Chase Manhattan Plaza, 5th Floor
                                          New York, NY  10081
                                          Attention:  Michael Bayley
                                          Telecopy:  (212) 552-1457

FIRST INTERSTATE BANK OF CALIFORNIA

Domestic Lending Office                   First Interstate Bank of California
                                          Commercial Loan Service Center, B10-6
                                          1055 Wilshire Blvd.
                                          Los Angeles, CA  90017

Eurodollar Lending Office                 First Interstate Bank of California
                                          Commercial Loan Service Center, B10-6
                                          1055 Wilshire Blvd.
                                          Los Angeles, CA  90017

Address for Notices                       First Interstate Bank of California
                                          707 Wilshire Blvd., W16-12
                                          Los Angeles, CA  90017
                                          Attention:  Bruce P. McDonald
                                          Telecopy:  (213) 614-2569

LIBERTY NATIONAL BANK AND TRUST CO. OF KENTUCKY

Domestic Lending Office                   Liberty National Bank and Trust
                                            Co. of Kentucky
                                          416 W. Jefferson Street
                                          Louisville, KY  40202

Eurodollar Lending Office                 Liberty National Bank and Trust
                                            Co. of Kentucky
                                          416 W. Jefferson Street
                                          Louisville, KY  40202

Address for Notices                       Liberty National Bank and Trust
                                            Co. of Kentucky
                                          416 W. Jefferson Street
                                          Louisville, KY  40202
                                          Attention:  Earl Dorsey, Jr.
                                          Telecopy:  (502) 566-2367

THE SUMITOMO BANK, LTD.,
NEW YORK BRANCH

Domestic Lending Office                   The Sumitomo Bank, Ltd.,
                                          New York Branch
                                          One World Trade Center, Suite 9651
                                          New York, NY  10048

Eurodollar Lending Office                 The Sumitomo Bank, Ltd.,
                                          New York Branch
                                          One World Trade Center, Suite 9651
                                          New York, NY  10048

Address for Notices                       The Sumitomo Bank, Ltd.,
                                          New York Branch
                                          One World Trade Center, Suite 9651
                                          New York, NY  10048
                                          Attention:  Jeff Toner
                                          Telecopy: (212) 524-0612

THE TORONTO-DOMINION BANK

Domestic Lending Office                   The Toronto-Dominion Bank
                                          909 Fanin Street, Suite 1700
                                          Houston, Texas  77010

Eurodollar Lending Office                 The Toronto-Dominion Bank
                                          909 Fanin Street, Suite 1700
                                          Houston, Texas  77010

Address for Notices                       The Toronto-Dominion Bank
                                          31 West 52nd Street
                                          New York, New York  10019
                                          Attention:  Robert F. Maloney
                                          Telecopy:   (212) 262-1929

THE SANWA BANK, LIMITED, ATLANTA AGENCY
Domestic Lending Office                   The Sanwa Bank, Limited,
                                            Atlanta Agency
                                          133 Peachtree Street, Suite 4750
                                          Atlanta, GA  30303

Eurodollar Lending Office                 The Sanwa Bank, Limited,
                                            Atlanta Agency
                                          133 Peachtree Street, Suite 4750
                                          Atlanta, GA  30303

Address for Notices                       The Sanwa Bank, Limited,
                                            Atlanta Agency
                                          133 Peachtree Street, Suite 4750
                                          Atlanta, GA  30303
                                          Attention:  Peter J. Pawlak
                                          Telecopy:  (404) 589-1629

BANK OF LOUISVILLE & TRUST COMPANY

Domestic Lending Office                   Bank of Louisville & Trust Company
                                          500 West Broadway
                                          Louisville, KY  40202

Eurodollar Lending Office                 Bank of Louisville & Trust Company
                                          500 West Broadway
                                          Louisville, KY  40202

Address for Notices                       Bank of Louisville & Trust Company
                                          500 West Broadway
                                          Louisville, KY  40202
                                          Attention:  Roy L. Johnson, Jr.
                                          Telecopy:  (502) 566-2367
BARNETT BANK OF BROWARD COUNTY, N.A.

Domestic Lending Office                   Barnett Bank of Broward County, N.A.
                                          One East Broward Blvd., 2nd Floor
                                          Ft. Lauderdale, FL  33301

Eurodollar Lending Office                 Barnett Bank of Broward County, N.A.
                                          One East Broward Blvd., 2nd Floor
                                          Ft. Lauderdale, FL  33301

Address for Notices                       Barnett Bank
                                          50 North Laura Street, 17th Floor
                                          Jacksonville, FL  32202
                                          Attention:  Larry Katz
                                          Telecopy:  (904) 791-7023

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

Domestic Lending Office                   The Boatmen's National Bank
                                            of St. Louis
                                          800 Market Street
                                          P.O. Box 236
                                          St. Louis, MO  63166-0236

Eurodollar Lending Office                 The Boatmen's National Bank
                                            of St. Louis
                                          800 Market Street
                                          P.O. Box 236
                                          St. Louis, MO  63166-0236

Address for Notices                       The Boatmen's National Bank
                                            of St. Louis
                                          800 Market Street
                                          P.O. Box 236
                                          St. Louis, MO  63166-0236
                                          Attention:  Doug Thornsberry
                                          Telecopy:  (314) 466-6499
SHAWMUT BANK CONNECTICUT, N.A.

Domestic Lending Office                   Shawmut Bank Connecticut, N.A.
                                          777 Main Street
                                          MSN 397
                                          Hartford, CT  06115

Eurodollar Lending Office                 Shawmut Bank Connecticut, N.A.
                                          777 Main Street
                                          MSN 397
                                          Hartford, CT  06115

Address for Notices                       Shawmut Bank Connecticut, N.A.
                                          777 Main Street
                                          MSN 397
                                          Hartford, CT  06115
                                          Attention:  Manfred Eigenbrod
                                          Telecopy:  (203) 986-5367

                                                                      SCHEDULE 2

                               Applicable Margins


                             REVOLVING CREDIT LOANS

Consolidated Capitalization           Alternate Base
          Ratio                         Rate Loans           Eurodollar Loans
---------------------------           --------------         ----------------
less than .20
                                          .000%                   .2500%

at least .20 but
less than .30                             .000%                   .3250%

at least .30 but
less than .40                             .000%                   .3750%

at least .40
                                          .000%                   .4375%

                 AMENDMENT, dated as of August 1, 1995 (this "August 1995 Amendment"), to the Agreement and Amendment, dated as of October 27, 1994 (as further amended, supplemented or otherwise modified from time to time, the "Agreement and Amendment"), among HUMANA INC., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties hereto (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks thereunder (in such capacity, the "Agent") and as CAF Loan agent (in such capacity, the "CAF Loan Agent").


                             W I T N E S S E T H :


                 WHEREAS, pursuant to the Agreement and Amendment, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Company;

                 WHEREAS, the Company has requested that the Agent, the CAF Loan Agent and the Banks amend the Agreement and Amendment to permit proceeds of Loans to be used by the Company to purchase margin stock (as defined in Regulation U); and

                 WHEREAS, the Agent, the CAF Loan Agent and the Banks are willing to so amend the Agreement and Amendment, but only upon the terms and subject to the conditions set forth below;

                 NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

                 I.  Amendments to Agreement and Amendment.

                 1.  Definitions.  (a)  Unless otherwise defined in this
Section I, terms which are defined in the Agreement and Amendment and used herein are so used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Agreement and Amendment.

                 (b) Subsection 1.1 of the Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by adding thereto, in the appropriate alphabetical order, the following new defined terms:

                 "`Margin Stock':  as defined in Regulation U."

                 "`Margin Stock Collateral': all Margin Stock (other than Portfolio Margin Stock) of the Company and its Subsidiaries by which the Loans are deemed "indirectly secured" within the meaning of Regulation U."

                 "`Other Collateral': all assets of the Company and its Subsidiaries (other than Margin Stock) by which the Loans are deemed "indirectly secured" within the meaning of Regulation U."

                 "`Portfolio Margin Stock': Margin Stock held by Insurance Subsidiaries or HMO Subsidiaries as portfolio investments."

                 "`Regulation X': Regulation X of the Board of Governors of the Federal Reserve System."

                 2. Amendment to Subsection 2.16 of the Agreement and Amendment (Application of Proceeds of Loans). Subsection 2.16 of the Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                     "2.16 Application of Proceeds of Loans. Subject to the provisions of the following sentence, the Company may use the proceeds of the Loans for any lawful corporate purpose. The Company will not, directly or indirectly, apply any part of the proceeds of any such Loan for the purpose of "purchasing" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U, or to refund any indebtedness incurred for such purpose, provided that the Company may use the proceeds of Loans for such purposes, if (i) such usage does not violate Regulation U as now and from time to time hereafter in effect and (ii) the Board of Directors of the issuer of the Margin Stock being purchased has expressly approved such transaction and expressly recommended such transaction to its shareholders.".

                 3. Addition of Subsection 2.18. The Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by adding thereto the following new subsection 2.18:

                     "2.18 Regulation U. (a) If at any time the Company shall use the proceeds of any Loans for the purpose of "purchasing" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U, or to refund any indebtedness incurred for such purpose, the Company shall give notice thereof to the Agent and the Banks, and thereafter the Loans made by each Bank shall at all times be treated for purposes of Regulation U, as two separate extensions of credit (the "A

         Credit" and the "B Credit" of such Bank and, collectively, the "A Credits" and the "B Credits"), as follows:

                           (i) the aggregate amount of the A Credit of such Bank shall be an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of the maximum loan value (as determined in accordance with Regulation U), of all Margin Stock Collateral; and

                          (ii) the aggregate amount of the B Credit of such Bank shall be an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of all Loans outstanding hereunder minus such Bank's A Credit.

         In the event that any Margin Stock Collateral is acquired or sold, the amount of the A Credit of such Bank shall be adjusted (if necessary), to the extent necessary by prepayment, to an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of the maximum loan value (determined in accordance with Regulation U) as of the date of such acquisition or sale) of the Margin Stock Collateral immediately after giving effect to such acquisition or sale. Nothing contained in this subsection 2.18 shall be deemed to permit any sale of Margin Stock Collateral in violation of any other provisions of this Agreement.

                 (b) Each Bank will maintain its records to identify the A Credit of such Bank and the B Credit of such Bank, and, solely for the purposes of complying with Regulation U, the A and B Credits shall be treated as separate extensions of credit. Each Bank hereby represents and warrants that the loan value of the Other Collateral is sufficient for such Bank to lend its pro rata share of the B Credit.

                 (c) The benefits of the indirect security in Margin Stock Collateral created by any provisions of this Agreement, shall be allocated first to the benefit and security of the payment of the principal of and interest on the A Credits of the Banks and of all other amounts payable by the Company under this Agreement in connection with the A Credits (collectively, the "A Credit Amounts") and second, only after the payment in full of the A Credit Amounts, to the benefit and security of the payment of the principal of and interest on the B Credits of the Banks and of all other amounts payable by the Company under this Agreement in connection with the B Credits (collectively, the " B Credit Amounts"). The benefits of the indirect security in Other Collateral created by any provisions of this Agreement, shall be allocated first to the benefit and security of the payment of the B Credit Amounts and second, only after the payment in full of the B Credit Amounts, to the benefit and security of the payment of the A Credit Amounts.

                 (d) The Company shall furnish to each Bank at the time of each acquisition and sale of Margin Stock Collateral such information and documents as the Agent or such Bank may require to determine the A and B Credits, and at any time and from time to time, such other information and documents as the Agent or such Bank may reasonably require to determine compliance with Regulation U or Regulation G, as applicable.

                 (e) Each Bank shall be responsible for its own compliance with and administration of the provisions of this subsection 2.18 and Regulation U, and the Agent shall have no responsibility for any determinations or allocations made or to be made by any Bank as required by such provisions."


                 4. Amendment to Subsection 4.15 of the Agreement and Amendment (Federal Regulations). Subsection 4.15 of the Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                 "4.15 Federal Regulations. No part of the proceeds of any Loans will be used in any transaction or for any purpose which violates the provisions of Regulation U as now and from time to time hereafter in effect. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of Form FR U-1 referred to in said Regulation U.".

                 4. Amendment to Subsection 4.20 of the Agreement and Amendment (Purpose of Loans). Subsection 4.20 of the Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                 "4.20 Purpose of Loans. The proceeds of the Loans shall be used for general corporate purposes provided that no part of the proceeds of any Loans will be used in any transaction or for any purpose which violates the provisions of Regulation U as now and from time to time hereafter in effect.".

                 5. Amendment to Subsection 5.2 of the Agreement and Amendment (Conditions to Each Loan). Subsection 5.2 of the Original Credit Agreement, as adopted and incorporated by reference into the Agreement and Amendment pursuant to Section 1 thereof, is hereby amended by adding the following paragraphs (d) and (e) to the end thereof:

                 "(d) Form FR U-1. In the case of any Loan the proceeds of which will be used, in whole or in part, to purchase or carry Margin Stock, the Company shall have executed and delivered to the Agent and each Bank a statement on Form FR U-1 referred to in Regulation U, showing compliance with Regulation U after giving effect to such Loan.

                 (e) Legal Opinion. In the case of any Loan the proceeds of which will be used, in whole or in part, to purchase or carry Margin Stock, the Agent shall have received, with a copy for each Bank, a written legal opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, to the effect that such Loan and the Company's use of the proceeds thereof does not violate Regulation U or Regulation X.".

                 II.  Miscellaneous Provisions.

                 1. Conditions Precedent. This August 1995 Amendment shall become effective as of the date (the "August 1995 Amendment Effective Date") that each of the conditions precedent set forth below shall have been fulfilled to the satisfaction of the Agent and the Majority Banks:

                 (a) August 1995 Amendment. The Agent shall have received counterparts of this August 1995 Amendment, duly executed by the Company, the Agent and the Majority Banks.

                 (b) No Default or Event of Default. On and as of the August 1995 Amendment Effective Date and after giving effect to this August 1995 Amendment, no Default or Event of Default shall have occurred and be continuing.

                 (c) Representations and Warranties. The representations and warranties made by the Company in the Agreement and Amendment after giving effect to this August 1995 Amendment and the transactions contemplated hereby shall be true and correct on and as of the August 1995 Amendment Effective Date as if made on such date, except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date; provided that all references to the Agreement and Amendment in such representations and warranties shall be and are deemed to mean this August 1995 Amendment as well as the Agreement and Amendment as amended hereby.

                 (d) Certificate. The Agent shall have received a Certificate of a Responsible Officer of the Company, dated the August 1995 Amendment Effective Date, certifying the matters referred to in paragraphs (b) and (c) above.

                 (e) Other. The Agent shall have received copies of opinions, certificates, or agreements reasonably requested by the Agent or the Majority Banks.

                 2. Expenses. The Company agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this August 1995 Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

                 3. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Agreement and Amendment are and shall remain in full force and effect.

                 5. GOVERNING LAW. THIS AUGUST 1995 AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AUGUST 1995 AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 5. Counterparts. This August 1995 Amendment may be executed by one or more of the parties to this August 1995 Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this August 1995 Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       HUMANA INC.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       CHEMICAL BANK, as Agent, as CAF
                                       Loan Agent and as a Bank


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       CITIBANK, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title: ______________________________


                                       NATIONSBANK OF GEORGIA, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title: ______________________________


                                       NATIONAL CITY BANK, KENTUCKY


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       PNC BANK, KENTUCKY, INC.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       WACHOVIA BANK OF GEORGIA, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________



                                       BANK OF AMERICA NATIONAL TRUST
                                         & SAVINGS ASSOCIATION


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       THE BANK OF NOVA SCOTIA


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       THE CHASE MANHATTAN BANK, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       FIRST INTERSTATE BANK OF CALIFORNIA


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       LIBERTY NATIONAL BANK AND TRUST
                                         CO. OF KENTUCKY


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________



                                       THE SUMITOMO BANK, LTD.,
                                         NEW YORK BRANCH


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       THE TORONTO-DOMINION BANK


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       THE SANWA BANK, LIMITED,
                                         ATLANTA AGENCY


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       BANK OF LOUISVILLE & TRUST COMPANY


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       BARNETT BANK OF BROWARD
                                         COUNTY, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       THE BOATMEN'S NATIONAL BANK OF
                                         ST. LOUIS


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                       SHAWMUT BANK CONNECTICUT, N.A.


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________